UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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SKILLZ INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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  , 2023
Dear Fellow Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Skillz Inc. (the “Company,” “Skillz,” “we,” “our” or “us”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/SKLZ2023 on June 20, 2023, at 10:00 a.m. Pacific Time. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions during the meeting by logging in to the website listed above using your 16-digit control number, which can be found in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.
We have included with this letter, a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Skillz from documents we have filed with the Securities and Exchange Commission (the “SEC”).
We are delivering our proxy statement pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about      , 2023, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.
You are being asked at the Annual Meeting to vote on the following matters:
1.	To elect the directors named in this proxy statement to serve on the Board of Directors;
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.	To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”) to reflect new Delaware law provisions regarding officer exculpation;
4.
To approve an amendment to the Company’s Charter to give the Board of Directors discretionary authority to effect a reverse stock split of our Class A and Class B common stock (together, the “Common Stock”); and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
We encourage you to vote your shares prior to the Annual Meeting. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and FOR the other proposals by following the voting instructions contained in the proxy statement.
Sincerely,

Andrew Paradise
Chief Executive Officer and Chairman of the Board of Directors
This proxy statement is dated      , 2023 and is first being made available to stockholders on      , 2023.

P.O. Box 445
San Francisco, California 94104
NOTICE OF 2023 ANNUAL MEETING
OF STOCKHOLDERS
To Be Held on June 20, 2023
The Annual Meeting of Stockholders (the “Annual Meeting”) of Skillz Inc. (the “Company,” “Skillz,” “we,” “our” or “us”) will be held on Tuesday, June 20, 2023, at 10:00 a.m. Pacific Time, through a virtual web conference. Online check-in will be available beginning at 9:30 a.m. Pacific Time. Please allow ample time for the online check-in process. The items of business are:
		Date:	June 20, 2023
		Time:	10 a.m. Pacific Time (1 p.m. Eastern Time)
1.	Election of the directors named in this proxy statement to serve on the Board of Directors (the “Board”);	Record Date:	April 21, 2023
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;	Virtual Meeting Site:	www.virtualshareholder meeting.com/SKLZ2023
3.	Approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”) to reflect new Delaware law provisions regarding officer exculpation;
IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, MAIL, OR VIA THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

4.
Approval of an amendment to the Company’s Charter to give the Board discretionary authority to effect a reverse stock split of our Class A and Class B common stock (together, the “Common Stock”) (the “Reverse Stock Split”); and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board has fixed the close of business on April 21, 2023, as the record date (the “Record Date”) for determining holders of our Common Stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. To participate in the Annual Meeting, you will need your 16-digit control number, which can be found in your Notice of Internet Availability of the Proxy Materials (the “Notice”), on your proxy card, or on any additional voting instructions accompanying these proxy materials.
By Order of the Board,

Charlotte Edelman
General Counsel and Corporate Secretary
Date:      , 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON June 20, 2023.
We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail the Notice to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise. Websites throughout this proxy statement are provided for reference only. Websites referred to herein are not incorporated by reference into this proxy statement.

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ELECTION OF DIRECTORS
(PROPOSAL NO. 1)
Upon the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated the seven individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2024 or until their successors, if any, are elected or appointed. Our Charter and our Amended and Restated Bylaws (“Bylaws”) provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees.
Our Chief Executive Officer and Chairman of the Board, Mr. Paradise, beneficially owns 100% of the Company’s Class B Common Stock and controls a majority of the voting power of all outstanding capital stock. As a result, Mr. Paradise has the power to elect each of the nominees named in this proxy statement.
All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by the Board. Alternatively, the Board may reduce the number of directors to be elected at the Annual Meeting.
Name	Position	Audit Committee	Compensation Committee	Nominating Committee
Andrew Paradise	Chief Executive Officer and Chairman of the Board			C
Casey Chafkin	Chief Strategy Officer and Director			X
Kevin Chessen	Independent Director	X
Henry Hoffman	Independent Director	X	X
Alex Mandel	Independent Director	C
Seth Schorr	Independent Director		X
Kent Wakeford	Independent Director	X	C	X
“C” = Chair of Committee
“X” = Member of Committee
Biographical information relating to each of the director nominees is set forth below under “Directors and Management” and incorporated by reference herein.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.
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DIRECTORS AND MANAGEMENT
Director Biographical Information
The names of our directors, certain biographical information about our directors, and the experiences, qualifications, attributes or skills that the Nominating Committee considered when recommending the directors for nomination, are set forth below. Ages are as of April 15, 2023.
ANDREW PARADISE Chief Executive Officer and Chairman of the Board Age: 41 Board Committees: • Nominating Committee (Chair)
Mr. Paradise is the Chief Executive Officer, Chairman of the Board and founder of Skillz (NYSE: SKLZ). Since its founding in 2012, Mr. Paradise has grown Skillz into a leading mobile games platform for fair, fun, and meaningful competition, backed by leading venture capitalists, media companies, and professional sports leagues and franchises. Mr. Paradise is a thought leader, inventor, and serial entrepreneur with a successful track record. Prior to Skillz, Mr. Paradise founded AisleBuyer, which was best known for pioneering mobile self-checkout prior to its sale to Intuit (NASDAQ: INTU) in 2012. Mr. Paradise has been the founding inventor behind companies in different technology sectors ranging from eCommerce to image recognition to HR technology. He is a regular contributor to Forbes and has been featured in outlets such as The Wall Street Journal, BBC, Bloomberg, Fast Company, CNBC and was named to the San Francisco Business Times’ 40 Under 40 Class of 2018. Mr. Paradise’s industry experience, leadership abilities and strategic insight make him a valued member of the Board.
CASEY CHAFKIN Chief Strategy Officer and Director Age: 38 Board Committees: • Nominating Committee
Mr. Chafkin is the Chief Strategy Officer, Director and co-founder of Skillz. Since its founding in 2012, Mr. Chafkin has grown Skillz into the leading mobile games platform for fair, fun and meaningful competition, backed by leading venture capitalists, media companies, and professional sports leagues and franchises. Prior to Skillz, Mr. Chafkin was the VP of Business Development for AisleBuyer (now Intuit GoPayment) (NASDAQ: INTU) from 2010 to 2012. He is an expert in mobile payments and performance marketing. Mr. Chafkin received his B.S. in economics from Duke University and his MBA from Harvard Business School. As a leader, entrepreneur, and co-founder, Mr. Chafkin has been featured in outlets such as CNBC, VentureBeat, and Silicon Valley Business Journal. Mr. Chafkin’s leadership and business experience, along with his experience in the industry make him a valued member of the Board.
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KEVIN CHESSEN Director Age: 59 Board Committees: • Audit Committee
Mr. Chessen has served on the Board since February of 2023 and is currently an advisor at Argonaut Investments, a privately held commercial real estate investment management firm, a position he has held since January 2022. Previously, Mr. Chessen co-founded BTIG, LLC a global financial services firm, and its predecessor firm, Baypoint Trading in 2002. Prior to that, Mr. Chessen was Head of Listed Trading at Banc of America Securities between 1997 and 2002. Prior to that, Mr. Chessen was Head of Asian Equity Trading at Merrill Lynch from 1992 to 1997. Mr. Chessen began his career in financial services with S.G. Warburg in a variety of roles, including Senior Trader on the International Trading Desk. He received his Bachelor of Arts in Business Economics from the University of California, Santa Barbara. Mr. Chessen's extensive expertise in investment management and finance make him a valued member of the Board.
HENRY HOFFMAN Director Age:39 Board Committees: • Audit Committee • Compensation Committee
Mr. Hoffman has been an independent director of the Company since August 2022. Mr. Hoffman is a Partner at SL Advisors and Portfolio Manager of the SL Advisors MLP & Infrastructure SMA strategies. Mr. Hoffman is also Co-Portfolio Manager of the Catalyst Energy Infrastructure Fund and Co-Portfolio Manager for the Rational Inflation Growth Fund. Mr. Hoffman is co-creator of the American Energy Indices, with a deep passion for the energy infrastructure space. Mr. Hoffman has been with SL Advisors since 2010. Before joining SL Advisors, Mr. Hoffman worked as a buy-side equity analyst for PNC Capital Advisors and a private equity real estate analyst for PNC Realty Investors. Mr. Hoffman graduated from Duke University with a Bachelor of Science in economics and a minor in chemistry. Mr. Hoffman's extensive experience in the financial services industry makes him a valued member of the Board.
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ALEXANDER MANDEL Director Age: 52 Board Committees: • Audit Committee (Chair)
Mr. Mandel has served on the Board since January of 2023 and currently serves as Chief Financial Officer of the Influential Network Inc., a privately-held influencer marketing company and has served in such capacity since January 2022. From January 2019 through December 2021, he served as Chief Financial Officer of Fluent, Inc. (NASDAQ: FLNT) and as an independent financial consultant to the company from July 2018 through December 2018. From February 2016 to June 2018, Mr. Mandel served as the Chief Financial Officer of IAC Applications, a division of IAC/InterActiveCorp (NASDAQ: IAC). From 2010 to 2015, Mr. Mandel was employed by LendingTree, Inc. (NASDAQ: TREE), including as its Chief Financial Officer from 2012 to 2015. He was a Managing Director at Centerview Partners LLC, an investment banking advisory firm in New York City, from 2008 to 2010. Prior to that, Mr. Mandel held various positions at investment banking firm Bear, Stearns & Co. Inc. from 1996 to 2008, including Managing Director beginning in 2003. He received his Bachelor of Arts in Economics from Tufts University and his Masters of Business Administration from Columbia Business School. Mr. Mandel's decades of financial experience, coupled with his deep understanding of user acquisition, makes him a valued member of the Board.
SETH SCHORR Director Age: 46 Board Committees: • Compensation Committee
Mr. Schorr has been an independent director of Skillz since August 2022. Mr. Schorr is the Chief Executive Officer of Fifth Street Gaming and Chairman of Downtown Grand Hotel & Casino. In early 2015, Mr. Schorr was introduced to the world of esports and led the effort to develop the first fully integrated esports program in a casino resort at The Downtown Grand. In 2017, Mr. Schorr launched Commercial Streaming Solutions, which developed the patented media platform BettorView to bring sports betting content to casinos, bars, and stadiums throughout the country. In 2021, Mr. Schorr founded JefeBet, a multimedia and entertainment brand focused on serving the Latinx community. Mr. Schorr is also a founder of the Nevada Esports Alliance and was appointed to the Nevada Gaming Control Board’s Esports Technical Advisory Committee in 2021. Mr. Schorr is the co-founder of The Strategy Organization: A Modern Gaming and Hospitality consulting firm. Mr. Schorr is a graduate of the University of Pennsylvania, a member of Young Presidents Organization (YPO), and sits on numerous boards – including The Las Vegas Natural History Museum, Nevada Restaurant Association, Jewish Federation of Las Vegas, Advisory Board of The Smith Center for Performing Arts, One Night for One Drop, and was appointed by Governor Sandoval to serve on the Nevada State Board of Museums & History. Mr. Schorr is also an executive board member and Chairman of the Communications Committee of the Downtown Las Vegas alliance. Mr. Schorr’s experience in the world of esports makes him a valued member of the Board.
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KENT WAKEFORD Director Age: 54 Board Committees: • Audit Committee • Compensation Committee (Chair) • Nominating Committee
Mr. Wakeford has been an independent director of Skillz since 2020 and has more than 20 years of experience in the technology, digital media, ad tech, gaming and esports industries. Mr. Wakeford has co-founded multiple companies, including Gen.G Esports (“Gen.G”), tvScientific, Colossal Inc. (“Colossal”), Integral Ad Science, and Rally Networks. Mr. Wakeford currently serves as Co-Chief Executive officer of Form Bio since 2022 and as a director of tvScientific since 2017. Mr. Wakeford previously served as Chief Operating Officer of Colossal from March 2021 to September 2022 and in various roles at Gen.G, including President, Chief Operating Officer and Vice Chairman of the Board of Directors, from June 2017 to October 2022. He has extensive experience in the game industry having served as Chief Operating Officer of Kabam from 2014 to 2017, where he helped grow Kabam to a globally diverse game company with over 1,000 employees in seven countries. Kabam games were played by over 500 million people around the world and generated over a billion dollars in revenue. Mr. Wakeford helped lead the sale of Kabam to Netmarble Games for $800 million. Mr. Wakeford is a co-inventor on over 80 issued patents in the game industry and a prolific industry spokesperson featured in Bloomberg, CNBC, The Wall Street Journal, Los Angeles Times, and ESPN. Mr. Wakeford received an undergraduate degree from the University of California, Los Angeles and a Juris Doctor from the University of Southern California. Mr. Wakeford’s leadership experience and industry experience make him a valued member of the Board.
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Executive Officers of the Company (as of April 15, 2023)
CHARLOTTE EDELMAN General Counsel and Corporate Secretary Age: 51
Ms. Edelman joined the Company in July 2020 in the position of Vice President of Legal and Corporate Secretary. In March 2022, she was promoted to General Counsel and Corporate Secretary. She acts as chief counsel, overseeing all legal and regulatory matters affecting the Company. Prior to joining the Company, Ms. Edelman served as a member of the New York law firm Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. for more than 20 years, advising companies on mergers and acquisitions, venture capital and private equity investments, and joint ventures across a range of industries. Ms. Edelman earned her Juris Doctor from the Boston University School of Law and has a Bachelor’s degree from Skidmore College.

JASON ROSWIG President and Chief Financial Officer Age: 46
Mr. Roswig joined the Company in August 2022 in the position of President and Chief Financial Officer. From February 2023 to April 2023, Mr. Roswig, served as President where he was responsible for all of the Company’s operations. On April 14, 2023, he returned to his prior role as President and Chief Financial Officer. Prior to joining Skillz, Mr. Roswig served as a Managing Director in Blackstone’s Private Equity and Portfolio Operations groups where he had oversight of the financial and operating performance of Blackstone’s technology portfolio, since 2019. Prior to Blackstone, Mr. Roswig served as an Expert Associate Partner in McKinsey & Company’s Corporate Finance and Organization practices from 2012-2018. Prior to McKinsey & Company, Mr. Roswig served in a variety of Corporate Development roles at General Electric (NYSE: GE) from 2000-2012. Mr. Roswig holds a Master of Business Administration from Columbia Business School and a Bachelor of Arts degree in Economics and German from Bowdoin College.

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CORPORATE GOVERNANCE
Structure of the Board
Our business and affairs are managed under the direction of our Board. Our directors have been elected to serve a term ending at the Annual Meeting. Pursuant to our Charter, the number of our directors will generally be determined from time to time by resolution of the Board and currently may not exceed nine members unless approved in accordance with the Charter. Our Board currently consists of seven persons and all seven are standing for reelection.
Criteria for Selection of Directors
The Nominating Committee is responsible for identifying individuals that are qualified to become members of the Board and ensuring that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. Pursuant to our Corporate Governance Guidelines, the Nominating Committee may take into account many factors and seek individuals with backgrounds and qualities that, when combined with those of the Company’s incumbent directors, provide a blend of skills and experience to further enhance the effectiveness of the Board. Consideration will be given to individual qualifications, including, but not limited to: relevant career experience; strength of character; judgment; familiarity with the Company’s business and industry; independence of thought; ability to work collegially; diversity of background and perspective, for example, with respect to age, gender, race, ethnicity, place of residence, specialized experience and global perspective; and all other factors deemed appropriate. Such other factors may include, but are not limited to: existing commitments to other businesses; potential conflicts of interest with other pursuits; legal considerations; corporate governance background; financial and accounting background; executive compensation background; relevant industry experience and technical skills; and the size, composition and combined expertise of the existing Board.
Committees of the Board
The standing committees of the Board consist of an Audit Committee, a Compensation Committee and a Nominating Committee. The Board may from time to time establish other committees.
Skillz’s Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit Committee, the Compensation Committee and the Nominating Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are available on our website at https://investors.skillz.com/governance/governance-documents. The information on, or otherwise accessible through, our website does not constitute a part of this proxy statement.
Audit Committee
Our Audit Committee consists of Messrs. Mandel (Chair), Chessen, Hoffman and Wakeford. Each member of the Audit Committee qualifies as an independent director under the New York Stock Exchange (the “NYSE”) corporate governance standards applicable to audit committee members and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all such members are financially literate. Mr. Mandel qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the NYSE. The primary purpose of the Audit Committee is to assist the Board in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) Skillz’s independent registered public accounting firm’s qualifications, independence and performance, (4) the performance of Skillz’s internal audit function, and (5) to prepare the audit committee report required by the SEC to be included in Skillz’s proxy statement.
Compensation Committee
The Compensation Committee consists of Messrs. Wakeford (Chair), Hoffman and Schorr, each of whom qualifies as (i) an “independent director” under the NYSE Listing Rules (ii) an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”) and (iii) “non-employee directors” as defined pursuant to Rule 16b-3 of the Exchange Act. The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to (1) setting Skillz’s compensation program and compensation of its executive officers and directors, (2) monitoring Skillz’s incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in Skillz’s proxy statement under the rules and regulations of the SEC.
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The Compensation Committee also has the authority, in its sole discretion, to select and retain any compensation consultant to be used by the Company to assist with the execution of the Compensation Committee’s duties and responsibilities, or to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. In 2022, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), a national compensation consulting firm, as an independent compensation consultant to assist with advice on executive compensation, director compensation, and incentive plan design. In addition to the services provided to the Compensation Committee, Pearl Meyer provided consulting advice to the Special Committee of the Board on CEO Equity Compensation in 2022, as further described herein.
Compensation Committee Interlocks and Insider Participation: NONE
No member of the Compensation Committee was at any time during fiscal year 2022, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our Board or member of our Compensation Committee.

Nominating and Corporate Governance Committee
The Nominating Committee consists of Messrs. Paradise (Chair), Chafkin and Wakeford. Mr. Wakeford is a non-employee director and is independent as defined in the listing standards of the NYSE. Messrs. Paradise and Chafkin are employee directors and are not independent. The Company is availing itself of the “controlled company” exception with respect to the requirement that the Nominating Committee be composed of entirely independent directors. See “Corporate Governance—Controlled Company Exemption” for more information. The primary purpose of the Nominating Committee is to assist the Board in discharging its responsibilities relating to (1) identifying individuals qualified to become new Board members, consistent with criteria approved by the Board, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (3) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to Skillz and (5) overseeing the evaluation of the Board and management.
2022 Special Committee on CEO Compensation
As described further herein under the heading “Executive Compensation; Compensation Discussion and Analysis; 2022 CEO Performance Equity Award,” in November 2022, the Company announced a new multi-year restricted stock unit and performance stock unit grant for Skillz Founder and Chief Executive Officer, Mr. Paradise, which vests over four, one-year periods, in each case subject to continuous service with the Company through each applicable vesting date and the attainment of certain corporate performance goals. In contemplation of the new grant and in light of Mr. Paradise’s controlling interest in the Company, the Board formed a special committee comprised solely of independent directors (the “Special Committee”). The Special Committee was advised by an independent compensation consultant, Pearl Meyer, and independent legal counsel, Sullivan & Cromwell LLP; the relationships between each of these advisors and the Company were reviewed by the Special Committee and the Special Committee determined that no conflict of interest existed with respect to each advisor.
2022 Special Task Force on Material Weakness Remediation
In 2022, in light of the discovery of material weaknesses in change management procedures and controls, the Board formed a special task force comprised solely of independent directors (the “Special Task Force”). The Special Task Force was charged with monitoring the remediation efforts of the material weaknesses. In 2022, the Special Task Force consisted of Mr. Wakeford and Ms. Vandana Mehta-Krantz.
Board and Committee Self-Evaluations
At Skillz, we are strong believers in continuous improvement. To that end, our Board utilizes a comprehensive, multi-part process for its ongoing self-evaluation to ensure that the Board is operating effectively and that its processes reflect best practices. Our Board believes that this process supports continuous improvement and provides opportunities to strengthen Board and committee effectiveness.
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Each year, the Company’s Nominating Committee oversees the evaluation process to ensure that the full Board and each committee conduct an assessment of their performance and solicit feedback for enhancement and improvement. The Board conducts an annual self-evaluation to review the effectiveness of the Board and its committees, led by our independent directors. In this comprehensive review, the self-evaluation focuses on:
•	The composition of the Board, including the size, mix of skills and experience and director nomination practices;
•	The promotion of rigorous decision making by the Board and its committees;
•	The effectiveness of the Board and committee evaluation processes;
•	The overall functioning of the Board and its committees;
•	The quality and scope of the materials distributed in advance of meetings; and
•	The Board’s access to Company executives and operations.
Each committee also performs a self-evaluation on an annual basis, which is held in executive session for the Audit and Compensation Committees and led by the committees’ respective chairs. The chairs of the Audit and Compensation Committee share insights from their self-evaluations with the full Board and management. Self-evaluation items requiring follow-up and execution are monitored on an ongoing basis by the Board, each of the committees, and by management. While this formal self-evaluation is conducted on an annual basis, the evaluation process is an ongoing process throughout the year, with the Chairman consistently soliciting feedback from independent directors on the functioning of the Board.
Controlled Company Exemption
Our Chief Executive Officer and Chairman of the Board, Mr. Paradise, beneficially owns 100% of the Company’s Class B Common Stock and controls a majority of the voting power of all outstanding capital stock. As a result, the Board has determined Skillz is a “controlled company” within the meaning of corporate governance standards of the NYSE. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Skillz has elected to take advantage of the exemptions pertaining to the independence of the Nominating Committee. If Skillz ceases to be a “controlled company” and its shares continue to be listed on the NYSE, we will be required to comply with all applicable NYSE corporate governance standards and, depending on the Board’s independence determination with respect to its then-current directors, Skillz may be required to add additional directors to its Board in order to achieve such compliance within the applicable transition periods.
Independence of Directors
NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, we are exempt from such requirements. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In addition to considering the NYSE independence criteria, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director. The Board has made director independence determinations with respect to each of our current directors and five former directors who served during 2022.
Based on the NYSE independence guidelines, the Board has affirmatively determined that: (i) five of our current directors, Messrs. Chessen, Hoffman, Mandel, Schorr and Wakeford (A) have no relationships or only immaterial relationships with us, (B) meet the NYSE independence guidelines with respect to any such relationships and (C) are independent; and (ii) two of our current directors Messrs. Paradise and Chafkin are not independent as Mr. Paradise is our Chief Executive Officer and Mr. Chafkin is our Chief Strategy Officer. The Board also has affirmatively determined that our former directors who served during 2022, Messrs. Bruckheimer, Gaffney and Sloan and Mses. Glazer and Mehta-Krantz, (A) have no relationships or only immaterial relationships with us, (B) meet the NYSE independence guidelines with respect to any such relationships and (C) are independent.
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Board’s Role in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. Our Nominating Committee provides oversight with respect to governance-related risks and monitors the effectiveness of our corporate governance guidelines.
Other Board Information
Leadership Structure of the Board
We believe that the structure of our Board and its committees provides strong overall management of our Company. In accordance with our Corporate Governance Guidelines, our Board does not currently have a policy as to whether the offices of the Chair of the Board and Chief Executive Officer should be separate. Our Board, in consultation with our Nominating Committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership. Pursuant to our Corporate Governance Guidelines, from time to time, our Board may determine that it should have a Lead Independent Director who may perform such additional duties as our Board may otherwise determine and delegate. Our Nominating Committee will periodically consider our Board’s leadership structure and make recommendations to change the structure as it deems appropriate. Currently, Mr. Paradise serves as our Chief Executive Officer and Chairman of the Board and we do not have a Lead Independent Director. As a founder of our Company, Mr. Paradise is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. The Board believes that this overall structure meets the current corporate governance needs and oversight responsibilities of the Board. Mr. Paradise oversees all Board meetings. Moreover, the Board believes that the independent directors, who comprise a majority of the Board, provide effective oversight of management.
Director Attendance at Board Meetings and Annual Meeting of Stockholders
In 2022, the Board held six meetings and its committees (including the Special Committee and Special Task Force) collectively met 42 times. The Board and the Nominating Committee recognize the importance of director attendance at Board and committee meetings. In 2022:
•	All directors attended all Board meetings; and
•	Attendance for committee meetings was at least 80% for each director.
In addition, five of the seven directors serving on the Board at the time of the Skillz’s 2022 Annual Meeting of Stockholders attended the meeting. Skillz’s has no formal policy on director attendance at annual meetings of stockholders, but members of the Board are strongly encouraged to attend annual meetings of stockholders.
Meetings of Non-Employee Directors
In accordance with our Corporate Governance Guidelines and the listing standards of the NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Historically, Mr. Wakeford has presided over these executive sessions. Additionally, executive sessions of the non-management directors are led by the Chairs of the Compensation and Audit Committees, respectively, at least once per year.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at https://investors.skillz.com/governance/governance-documents. The information on, or otherwise accessible through, our website does not constitute a part of this proxy statement. To the extent required by law, we expect to disclose any amendments to the code, or any waivers of its requirements, on our website.
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Corporate Governance Guidelines
Our Board adheres to governance principles designed to ensure the continued vitality of the Board and excellence in the execution of its duties. The Board has had in place a set of corporate governance guidelines reflecting these principles, including the Board’s policy of requiring a majority of the Board to be comprised of independent directors (except as otherwise permitted by NYSE rules), the importance of stock ownership by the Board to align the interests of directors and stockholders, and access by the Board to Company management and independent advisors. These guidelines are available on our website at https://investors.skillz.com/governance/governance-documents.
Communications to the Board
Stockholders and interested parties can contact the Board (including the Chairman of the Board and non-employee directors) through email at nonmanagement-directors@skillz.com or through written communication sent to Skillz Inc., P.O. Box 445, San Francisco, California 94104, Attention: Charlotte Edelman, General Counsel and Corporate Secretary. Our Corporate Secretary reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that is directed to the Board or that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at https://investors.skillz.com. To the extent required by law, we expect to disclose any amendments to the code, or any waivers of its requirements, on our website.
Communications of a confidential nature can be made directly to our non-employee directors or the Chair of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee. Any submissions to the Audit Committee should be marked confidential and addressed to the Chair of the Audit Committee, c/o Skillz Inc., P.O. Box 445, San Francisco, California 94104.
Recommendation of Directors by Stockholders
In accordance with its charter, the Nominating Committee will consider candidates for election as a director of the Company that are recommended by any stockholder, provided that the recommending stockholder follows the procedures set forth in Section 1.10 of the Bylaws for nominations by stockholders of persons to serve as directors. The Nominating Committee evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Nominating Committee, as described above.
Pursuant to Section 1.10 of the Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of record of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days before the first anniversary of the preceding year’s annual meeting; provided however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting is first made.
The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given as set forth in Section 1.10 of the Bylaws. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to Skillz Inc., P.O. Box 445, San Francisco, California 94104, Attention: Charlotte Edelman, General Counsel and Corporate Secretary. See “Stockholder Proposals for 2024 Annual Meeting of Stockholders.” In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Skillz’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
A copy of our Bylaws has been filed as Exhibit 3.2 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023.
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Director Compensation Program
The Skillz non-employee director compensation program is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Skillz stock to further align their interests with those of our stockholders. In 2022, our non-employee director compensation program provided the following compensation components:
•	An annual cash retainer of $45,000;
•	An annual cash retainer of $25,000 for the chair of the Audit Committee, $25,000 for the chair of the Compensation Committee and $10,000 for the chair of the Nominating Committee;
•	An annual cash retainer of $12,500 for members of the Audit Committee, $12,500 for members of the Compensation Committee and $5,000 for members of the Nominating Committee;
•
An initial grant of restricted stock units (“RSUs”) under the Skillz Inc. 2020 Omnibus Incentive Plan (the “Omnibus Plan”) upon each director’s election to office; the RSUs have a target value of $400,000 (with the number of RSUs being determined using the volume weighted average price (“VWAP”) on the NYSE of a share of Class A Common Stock over a fifteen (15) trading day period) and vest ratably on an annual basis over four years;

•
An annual grant of RSUs under the Omnibus Plan with a target grant value of $200,000 (with the number of RSUs being determined using a fifteen (15) trading day VWAP) for each director who has completed at least six months’ service, which vests after one year;

•	An initial payment of $50,000 for an eight-week term for participation on the Special Task Force on Material Weakness Remediation of the Board;
•	Meeting fees of $10,000 per meeting for participation on the Special Task Force on Material Weakness Remediation of the Board; and
•	An additional annual cash retainer of $25,000 for serving as our non-executive chair and $15,000 for serving as our lead director, in each case, if applicable.
Director Compensation Consultant: The Compensation Committee retains Pearl Meyer, a national compensation consulting firm, to assess trends and developments in director compensation practices and to compare the Company’s practices against them. The Compensation Committee uses the analysis prepared by the consultant as part of its periodic review of Skillz’s director compensation practices. Other than the foregoing consulting services and the services provided to the Compensation Committee with respect to Executive Compensation (as set forth under the heading “Executive Compensation; Compensation Discussion and Analysis; How Compensation Decisions Are Made; Role of Compensation Consultants” below) and to the Special Committee (as further described under the heading “Executive Compensation; Compensation Discussion and Analysis; 2022 CEO Performance Equity Award” below), Pearl Meyer did not provide any other material services to the Company in 2022.
2022 Director Compensation Table
The following table provides information concerning the compensation of each non-employee director who served on the Board in 2022. Mr. Paradise and Mr. Chafkin did not receive any additional compensation for their services as directors of the Company during 2022. All dollar amounts are rounded to the nearest whole dollar.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total
Jerry Bruckheimer(2)	33,750	187,756	568,702	790,208
Christopher Gaffney(3)	78,750	187,756	—	266,506
Shari Glazer(4)	—	—	—	—
Henry Hoffman(5)	17,500	483,110	—	500,610
Vandana Mehta-Krantz(6)	249,375	187,756	—	437,131
Seth Schorr(7)	14,375	386,479	—	400,854
Harry E. Sloan(8)	33,750	187,756	—	221,506
Kent Wakeford	257,500	187,756	—	445,256
(1)
The amounts reported in this column represent the aggregate grant date fair value of RSU awards granted to the non-employee directors in 2022, computed in accordance with FASB ASC Topic 718. See Note 16 to Skillz’s audited consolidated financial statements included in its Annual Report on Form 10-K filed with the SEC on March 31, 2023 for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards. As of December 31,

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2022, our non-employee directors who were members of the Board on such date held the following outstanding and unvested equity awards: Henry Hoffman 280,878 restricted stock units; Vandana Mehta-Krantz 37,397 restricted stock units; Seth Schorr 249,341 restricted stock units; Kent Wakeford 37,397 restricted stock units.
(2)
Mr. Bruckheimer left the Board in August 2022. The amounts reported for Mr. Bruckheimer under the column “All Other Compensation” relate to a consulting agreement he entered into with the Company, dated May 11, 2022, which provided that in exchange for certain marketing services to be provided by Mr. Bruckheimer, he would receive an award of RSUs under the Omnibus Plan with a target value of $1,000,000 (with the number of RSUs being determined using a 60-day VWAP ending on the trading day immediately preceding the grant date), with the award vesting in 8 equal installments on the last day of each calendar quarter commencing June 30, 2022, subject to Mr. Bruckheimer’s continued service. The consulting agreement terminated in connection with Mr. Bruckheimer’s separation from the Company, and any unvested RSUs were forfeited on September 19, 2022.

(3)	Mr. Gaffney left the Board in August 2022.
(4)	Ms. Glazer left the Board in August 2022.
(5)	Mr. Hoffman joined the Board in August 2022.
(6)	Ms. Mehta-Krantz left the Board in January 2023.
(7)	Mr. Schorr joined the Board in August 2022.
(8)	Mr. Sloan left the Board in August 2022.
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Security Ownership of Certain Beneficial Owners, Directors and Management
The following table sets forth information regarding the beneficial ownership of our Class A Common Stock and Class B Common Stock as of April 10, 2023 by: (a) each of our directors and named executive officers; (b) all directors and executive officers as a group; and (c) each person who is known to us to own beneficially more than 5% of the Company’s Common Stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of its Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The percentage ownership of Common Stock is based on 353,976,919 shares of Class A Common Stock and 68,601,268 shares of Class B Common Stock outstanding as of April 10, 2023. Unless otherwise indicated or subject to applicable community property laws, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock of the Company beneficially owned by them. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Skillz Inc., P.O. Box 445, San Francisco, California 94104.
Beneficial Owner	Number of shares of Class A Common Stock	% of Class A Common Stock	Number of shares of Class B Common Stock	% of Class B Common Stock	% of Total Voting Power**
Andrew Paradise	8,956,647	2.53%	68,601,268	100%	80%
Casey Chafkin(1)	16,174,303	4.57%	—	—	*
Kevin Chessen(2)	42,000	*	—	—	*
Charlotte Edelman(3)	380,592	*	—	—	*
Henry Hoffman	—	—	—	—	—
Alvin Lobo(4)	—	—	—	—	—
Alex Mandel	—	—	—	—	—
Seth Schorr	—	—	—	—	—
Kent Wakeford(5)	1,659,116	*	—	—	*
Jason Roswig	—	—	—	—	—
Ian Lee(6)	158,282	*	—	—	*
Vatsal Bhardwaj(7)	719,748	*	—	—	*
All Directors and Executive Officers as a Group (Twelve Individuals)	28,090,688	7.94%	68,601,268	100%	81.12%
Five Percent Holders:
ARK Investment Management LLC(8)	24,089,428	6.81%	—	—	1.40%
Atlas Venture Fund, IX L.P.(9)	22,962,910	6.49%	—	—	1.33%
Blackrock, Inc.(10)	22,890,590	6.47%	—	—	1.33%
Wildcat Capital Management, LLC(11)	19,596,988	5.54%	—	—	1.14%
Entities Affiliated with WestCap Management LLC(12)	21,743,740	6.14%	—	—	1.26%
*	Denotes less than 1%
**
Percentage of total voting power represents voting power with respect to all shares of Class A Common Stock and Class B Common Stock, as a single class. Each share of Class B Common Stock is entitled to 20 votes per share, and each share of Class A Common Stock is entitled to one vote per share.

(1)
Includes (i) 18,323 RSUs which will vest on June 4, 2023, (ii) 269,800 RSUs which will vest on June 14, 2023, (iii) 1,756,118 vested stock options that expire on January 31, 2027, and (iv) 1,026,884 vested stock options that expire on November 4, 2028.

(2)	Includes 29,500 shares that are held in a trust of which Mr. Chessen is a trustee and 12,500 shares that are held in an individual retirement account.
(3)	Includes 130,275 shares of vested unexercised stock options that expire on July 16, 2030.
(4)
Information contained in the table above is based on the Form 4 filed with the SEC on April 4, 2023. Mr. Lobo served as our Chief Financial Officer until April 14, 2023. Open market purchases or sales, if any, by Mr. Lobo of our Class A Common Stock since the date he ceased serving as our Chief Financial Officer are not known by us or reported in the table.

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(5)
Includes (i) 200,000 shares that are held in a grantor retained annuity trust, of which Mr. Wakeford is the sole beneficiary and trustee; and (ii) 1,427,800 shares that are held in a trust, of which Mr. Wakeford is the sole grantor, trustee and beneficiary.

(6)
Information contained in the table above is based on the Form 4 filed with the SEC on June 23, 2022. Mr. Lee served as our Chief Financial Officer until August 5, 2022. Open market purchases or sales, if any, by Mr. Lee of our Class A Common Stock since the date he ceased serving as our Chief Financial Officer are not known by us or reported in the table.

(7)
Information contained in the table above is based on the Form 4 filed with the SEC on March 16, 2022 and the letter agreement, dated October 14, 2022, as further described under “Executive Compensation—Compensation Discussion and Analysis—Transition Arrangements.” Mr. Bhardwaj served as our Chief Product Officer until August 5, 2022. Open market purchases or sales, if any, by Mr. Bhardwaj of our Class A Common Stock since the date he ceased serving as our Chief Product Officer are not known by us or reported in the table.

(8)
Information contained in the table above and this footnote is based on a Schedule 13G filed with the SEC on February 9, 2022 by Ark Investment Management LLC (“Ark Investment”). Ark Investment is the beneficial owner of 24,089,428 shares, with sole dispositive power as to all such shares, sole voting power as to 22,806,466 shares and shared voting power as to 739,469 shares. Ark Investment’s principal place of business is 3 East 28th Street, 7th Floor, New York, New York 10016.

(9)
Information contained in the table above and this footnote is based on a schedule 13D filed with the SEC on December 28, 2020 by Atlas Venture Fund IX, L.P. (“Atlas Fund IX”), Atlas Venture Associates IX, L.P. (“Atlas Associates IX”) and Atlas Venture Associates IX, LLC (“Atlas Associates IXLLC” and collectively, the “Atlas Reporting Persons”) and after giving effect to the sale of 754,937 shares of Class A Common Stock and Skillz’s public offering completed on March 23, 2021. Atlas Reporting Persons are the beneficial owner of 22,962,910 shares, with shared dispositive power and shared voting power as to all such shares. Atlas Associates IX is the sole general partner of Atlas Fund IX, Atlas Associates IXLLC is the sole general partner of Atlas Associates IX. Each of the Atlas Reporting Persons disclaims beneficial ownership all shares except to the extent of its pecuniary interest, if any, therein. Atlas Reporting Persons’ principal place of business is 56 Wareham Street, Floor 3, Boston, MA 02118.

(10)
Information contained in the table above and this footnote is based on a schedule 13G filed with the SEC on February 3, 2023 by Blackrock, Inc. Blackrock, Inc. is the beneficial owner of 22,890,590 shares, with sole dispositive power to all such shares and sole power as to 22,169,120 shares. Atlas Associates IX is the sole general partner of Atlas Fund IX, Atlas Associates IXLLC is the sole general partner of Atlas Associates IX. Each of the Atlas Reporting Persons disclaims beneficial ownership all shares except to the extent of its pecuniary interest, if any, therein. Atlas Reporting Persons’ principal place of business is 56 Wareham Street, Floor 3, Boston, MA 02118.

(11)
Information contained in the table above and this footnote is based solely on a Schedule 13D/A filed with the SEC on January 5, 2023 by Wildcat Capital Management, LLC (“Wildcat”), Wildcat Partner Holdings, LP (f/k/a Bonderman Family Limited Partnership) (“Wildcat Holdings”) and Leonard A. Potter (“Potter” and collectively, with Wildcat and Wildcat Holdings, the “Wildcat Reporting Persons”). Wildcat is the beneficial owner of 19,596,988 shares, with shared voting power and dispositive power over 19,230,650 shares and sole voting power and dispositive power over 366,338 shares. Wildcat Holdings is the beneficial owner of 19,230,650 shares, with shared dispositive power and shared voting power as to all such shares. Wildcat has voting and dispositive power over the shares held by Wildcat Holdings pursuant to Wildcat Holdings’ limited partnership agreement and an investment management agreement to which Wildcat and Wildcat Holdings are parties. Potter is the sole member of, and is an officer of, Wildcat. Each of Wildcat and Potter may be deemed to beneficially own the shares held by Wildcat Holdings and expressly disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Wildcat Reporting Persons’ principal place of business is 301 Commerce Street, Suite 32150, Fort Worth, Texas 76102.

(12)
Information contained in the table above and this footnote is based solely on a Schedule 13D filed with the SEC on December 28, 2020 by Laurence A. Tosi (“Tosi”), WestCap Management, LL (“WC Management”), WestCao Strategic Operator Fund GO (“WC SOF GP”), WestCap Strategic Operator Fun, L.P. (“WC SOF LP”), WestCap Skillz 2020 Co-Invest, LLC (“WC Skillz 2020 Co-Invest”), WestCap Skillz, LLC (“WC” Skillz”), WestCap Skillz 2020-A, LLC (“WC Skillz 2020-A”), WestCap Skillz 2020-A1, LLC (“WC Skillz 2020-A1”) and WestCap Skillz 2020, LLC (“WC Skillz 2020” and collectively, the “WC Reporting Persons”) and after giving effect to the sale of 4,103,790 shares of Class A Common Stock in Skillz’s public offering completed on March 23, 2021. WC Reporting Persons are the beneficial owner of 21,743,740 shares, with shared dispositive power and shared voting power as to all such shares. Tosi is the sole owner of each of WC Management and WC SOF GP. WestCap Management is the managing member of each of WC Skillz 2020 Co-Invest, WC Skillz and WC Skillz 2020. WC SOF GP is the general partner of WC SOF LP. WC SOF LP is the sole member of each of WC Skillz 2020-A and WC Skillz 2020-A1. Each of the WC Reporting Persons expressly disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. The business address of each of the WC Reporting Persons’ principal place of business is 590 Pacific Avenue, San Francisco, California 94133.

Delinquent Section 16(a) Reports
Based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that all of our directors, executive officers and beneficial owners of more than ten percent of our equity securities complied with the reporting requirements of Section 16(a) of the Exchange Act during 2022, with the exception of (i) an initial statement of beneficial ownership on Form 3 filed on May 26, 2022, for Shari Glazer, (ii) an initial statement of beneficial ownership on Form 3 filed on August 15, 2022, for Henry Hoffman, and (iii) a Form 4 filed on November 10, 2022, reporting one transaction for Jason Roswig, each due to inadvertent administrative error.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Board has adopted a written related party transaction approval policy pursuant to which the Audit Committee will review and approve or take such other action as it may deem appropriate with respect to the following transactions:
•
a transaction in which we are a participant and which involves an amount exceeding $120,000 and in which any of our directors, officers or 5% stockholders, or any other “related person” as defined in Item 404 of SEC Regulation S-K (“Item 404”), has or will have a direct or indirect material interest; and

•	any other transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404.
The Audit Committee reviewed and approved the following related party transaction for 2022 in compliance with our policy: On May 11, 2022, the Company entered into a consulting agreement with Jerry Bruckheimer, who at that time, was a member of the Board (the “Consulting Agreement”). Pursuant to the Consulting Agreement, subject to Mr. Bruckheimer's continued service and in exchange for certain marketing rights and media-related consulting services, Mr. Bruckheimer received an award of RSUs under the Omnibus Plan with a target value of $1,000,000, with twelve and a half percent (12.5%) of the RSUs vesting on the last day of each quarter of each of the 2022 and 2023. The Consulting Agreement terminated in connection with Mr. Bruckheimer's separation from the Company and all unvested RSUs were forfeited on September 19, 2022.
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EXECUTIVE COMPENSATION
Message to Stockholders: Report of the Compensation Committee of the Board
Set out below is the Compensation Discussion and Analysis, which is a discussion of Skillz’s executive compensation programs and policies written from the perspective of how we and management view and use such programs and policies. Given the Compensation Committee’s role in providing oversight to the design of those programs and policies, and in making specific compensation decisions for senior executives using those programs and policies, the Compensation Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts of the document and discussing those with management. The Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. We join with management in welcoming readers to examine our pay practices and in affirming the commitment of these pay practices to the long-term interests of stockholders.
Members of the Compensation Committee
Kent Wakeford (Chair)
Henry Hoffman
Seth Schorr
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Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers for 2022 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.
Overview
Our Compensation Discussion and Analysis describes the compensation paid to our named executive officers in 2022 and is organized into the following sections:
•	Named Executive Officers
•	Compensation Philosophy and Strategy
•	How Compensation Decisions Are Made
•	Key Components of Skillz’s Executive Compensation Program and 2022 Compensation Decisions for NEOs
•	Additional Information About Skillz’s Executive Compensation Program
•	Employment Arrangements
Named Executive Officers
The following discussion and analysis relates to the compensation arrangements for 2022 of (i) our principal executive officer, (ii) our current and former principal financial officers, both of whom served in such roles during the year ended December 31, 2022, (iii) the three most highly compensated persons, other than our principal executive officer and principal financial officer, who were serving as executive officers at the end of our fiscal year ended December 31, 2022 and (iv) one former executive officer who left the Company prior to the end of our fiscal year ended December 31, 2022 but who would have been included in the three most highly compensated persons other than our principal executive officer and principal financial officer had they remained at the Company until such time (our “named executive officers” or “NEOs”). For the year ended December 31, 2022, Skillz’s Named Executive Officers were:
•	Andrew Paradise, Chief Executive Officer;
•	Casey Chafkin, Chief Strategy Officer;
•	Jason Roswig, President and Chief Financial Officer;
•	Charlotte Edelman, General Counsel and Corporate Secretary;
•	Ian Lee, former Chief Financial Officer; and
•	Vatsal Bhardwaj, former Chief Product Officer.
From August 2022 until February 2023, Mr. Roswig served as Skillz’s President and Chief Financial Officer, from February  2023 to April 2023, Mr. Roswig served as Skillz’s President and on April 14, 2023, Mr. Roswig transitioned back to the role of President and Chief Financial Officer. Mr. Lee separated from his employment with Skillz effective June 2022. Mr. Bhardwaj separated from his employment with Skillz effective August 2022. Ms. Edelman entered into a transition and separation agreement as further described under the heading “Executive Compensation—Compensation Discussion and Analysis—Transition Arrangements.”
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Compensation Philosophy & Strategy
At Skillz, our mission is to build the competition layer of the internet. This is a long-term mission, and our compensation programs are designed to reflect this. Whereas salary or wages are intended to meet our employees’ near-term liquidity needs, we believe that compensation for the individuals who are responsible for our Company’s strategic direction and operations should motivate them to achieve sustainable stockholder value and/or tangible milestones rather than to simply remain at Skillz or maintain the status quo.
Accordingly, the key objectives of Skillz’s compensation program are to:
•	Provide a total compensation package that will enable Skillz to attract and engage the highly qualified senior leaders needed to drive success in today’s highly competitive marketplace;
•	Align the interests of our executive team with those of our equity holders;
•	Balance rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time without excessive risk-taking; and
•	Reward for strong performance.
We evaluate our compensation philosophy and programs regularly and evolve them as circumstances merit with oversight by the Compensation Committee, particularly with respect to executive and director compensation. For example, if our stock price experiences significant movement over a short period of time that results in a persistent change to equity compensation, certain adjustments may be considered to align our compensation program to their intended purposes.
How Compensation Decisions Are Made
An employee’s compensation, at any level, reflects that employee’s value to the business, taking into account the market value of their skills, their individual contribution and business results. To be sure we appropriately assess the value of our senior executives, Skillz utilizes the following evaluation process:
1. Develop Performance Commitments.
All Skillzians, including the Chief Executive Officer and our executive officers, develop goals, both qualitative and quantitative, that they seek to achieve in a particular year in support of the business in consultation with their supervisors and, for our executives, the Board and/or Compensation Committee. The Board reviews and approves the Chief Executive Officer’s performance goals and formally reviews progress and outcomes. As part of this process, many factors are considered, including an understanding of the business risks associated with the performance goals.
2. Determine Annual Bonus Payouts.
Evaluation of Chief Executive Officer by the Compensation Committee - The Chair of the Compensation Committee works directly with the Compensation Committee’s compensation consultant to provide a decision-making framework for use by the Compensation Committee in determining annual incentive payouts for the Chief Executive Officer. This framework considers the Chief Executive Officer’s self-assessment of performance against commitments in the year, both qualitative and quantitative, and also considers progress against strategic objectives, as well as an analysis of the Company’s total performance over the year. The Compensation Committee considers all of this information in developing its recommendations, which are then presented to the independent members of the Board for further review, discussion, and final approval. The Compensation Committee meets regularly in executive session. Our Chief Executive Officer is not present during Compensation Committee deliberations or votes on his compensation and also recuses himself from sessions of the Board where the Board acts on the Compensation Committee’s recommendations regarding his compensation.
Evaluation of Executive Officer Results by the Chief Executive Officer and the Compensation Committee - Executives work with their managers throughout the year to update their own results against their stated goals. The self-assessments of the Executive Officers are reviewed by the Interim Head of People and the Chief Executive Officer, who evaluate the information. Following this in-depth review and taking into account the Company’s performance, the Chief Executive Officer makes compensation recommendations to the Compensation Committee based on an evaluation of the executive officers’ compensation for the year, and the Compensation Committee ultimately decides whether to approve or adjust the Chief Executive Officer’s recommendations. The Compensation Committee then presents the compensation decisions for the Chief Financial Officer to the independent members of the Board for ratification.
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3. Set Competitive Target Pay.
Benchmarking - Skillz utilizes several compensation surveys that provide general trend information and details on levels of salary, target annual incentives and long-term incentives, the relative mix of short- and long-term incentives, and mix of cash and stock-based pay. Given the battle for talent that exists in our industry, the benchmark companies that are used by the Compensation Committee to guide its decision making have included a broad range of key information technology companies and size appropriate (at the time of adoption) companies in the following industries: gaming, media and entertainment. The surveys and benchmark data are supplemented by input from the Compensation Committee’s outside consultant on factors such as recent market trends. The Compensation Committee reviews and approves this list annually. In setting 2022 target compensation levels for the NEOs, the Company used the peer group detailed below. This peer group was determined by the Compensation Committee based on an in-depth review by its independent compensation consultant, Pearl Meyer, which included an assessment of potential comparators to evaluate the degree to which the current peers have kept pace with the Company’s size (revenue and market capitalization), growth and evolution.
2022 Benchmark Group
Bumble Inc.	Integral Ad Science Holding Corp.	Smartsheet Inc.
Cloudflare, Inc.	Lightspeed Commerce Inc.	Take-Two Interactive Software, Inc.
Datadog, Inc.	LivePerson, Inc.	Vimeo, Inc.
DraftKings Inc.	Magnite, Inc.	Zoominfo Technologies Inc.
Everbridge, Inc.	Momentive Global Inc.	Zuora, Inc.
Fastly, Inc.	nCino, Inc.	Zynga, Inc.
Ensuring our Benchmark Group is aligned with our business objectives is an ongoing priority. Therefore, for 2023 compensation decisions, the Compensation Committee approved the following benchmark group. The primary drivers for the adjustments to the benchmark group were to achieve greater alignment with the Company’s projected revenue size and market capitalization at the time of adoption in the fourth quarter of 2022 and more accurately represent Skillz’s competition for senior leadership talent. The data from compensation surveys and related sources form the primary external view of the market. Total compensation for each NEO is structured to target market competitive pay levels. We place significant emphasis on variable, at risk pay, which enables this compensation structure to position actual pay above or below market benchmarks depending on performance.
2023 Benchmark Group
Avid Technology, Inc.	LivePerson, Inc.	Riot Platforms, Inc.
DraftKings Inc.	Magnite, Inc.	Smartsheet Inc.
Everbridge, Inc.	Momentive Global Inc.	Vimeo, Inc.
Fastly, Inc.	nCino, Inc.	Zuora, Inc.
Integral Ad Science Holding Corp.	PLAYSTUDIOS, Inc.
Individual Compensation - For individual compensation decisions, the benchmark information is used together with an internal view of individual performance relative to other executives and recognizing that the skills and experience of our senior executives are highly sought after by other companies and, in particular, by our competitors. The Compensation Committee does not benchmark directly to the peer group, but rather uses it as a frame of reference in determining executive compensation. Because factors such as performance and retention, as well as size and complexity of the job role, are considered when compensation decisions are made, the cash and total compensation for an individual named executive officer may be higher or lower than the broader benchmark group.
Evaluation of Chief Executive Officer Target Pay by the Compensation Committee - The Chair of the Compensation Committee works directly with the Compensation Committee’s compensation consultant to provide a decision-making framework for use by the Compensation Committee in setting target compensation opportunities for the Chief Executive Officer. The independent members of the Board review and provide final approval.
Evaluation of Executive Officers by the Chief Executive Officer and the Compensation Committee - The Chief Executive Officer makes compensation recommendations on the executive officers’ target compensation to the Compensation Committee. The Compensation Committee evaluates all of the factors considered by the Chief Executive Officer and reviews compensation summaries that tally the dollar value of all compensation and related programs, including salary, annual incentive, long-term compensation, deferred compensation, retention payments and pension benefits. These summaries provide the Compensation Committee with an understanding of how their decisions affect other compensation elements, and the impact of potential
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separations of employment or retirement. The Compensation Committee decides whether to approve or adjust the Chief Executive Officer’s recommendations for the NEOs. The Compensation Committee then presents the compensation decisions for the Chief Financial Officer to the independent members of the Board for ratification.
Role of Compensation Consultants - The Compensation Committee also has the authority, in its sole discretion, to select and retain any compensation consultant to be used by the Company to assist with the execution of the Compensation Committee’s duties and responsibilities, or to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. The Compensation Committee engaged Pearl Meyer, a national compensation consulting firm, as an independent compensation consultant in the last fiscal year to assist with advice on executive compensation, director compensation, and incentive plan design. In addition to the services provided to the Compensation Committee, Pearl Meyer provided consulting advice to the Special Committee in 2022, as further described herein. Other than the foregoing consulting services and the services provided to the Compensation Committee with respect to Director Compensation (as set forth under the heading “Corporate Governance—Director Compensation Program—Director Compensation Consultants” above), Pearl Meyer did not provide any other material services to the Company in 2022.
Key Components of Skillz’s Executive Compensation Program and 2022 Compensation Decisions for NEOs
The specific elements of Skillz’s executive compensation programs are:
Component	Key Characteristics
Salary	Salary is a market-competitive, fixed level of compensation.
Annual Cash Bonus Program
At target, annual cash incentives provide a market-competitive total cash opportunity. Actual annual cash incentive payments are funded by the achievement of business performance against financial metrics and distributed based on annual performance scores, with top performers typically earning the greatest payouts and the lowest performers earning no incentive payouts.

Performance Stock Units (PSUs)
Periodically, the Compensation Committee and/or the Chairman and Chief Executive Officer reviews outstanding stock-based awards for key executives. Depending on individual performance and the competitive environment for senior executive leadership talent, additional awards may be made in the form of PSUs to align executive compensation with stockholder interests or as part of a new hire grant.

Restricted Stock Units (RSUs)
RSUs vest over time; typically over four years, with a cliff vest in the first year and ratable quarterly vesting thereafter. We view RSUs as a valuable retentive and incentivizing component of our compensation program.

Perquisites and Other Benefits
Perquisites are intended to ensure safety and productivity of executives in order for them to be in the best position to complete their Company duties, though we do not view perquisites as a significant component of our executive compensation program. Perquisites include such things as personal security, personal assistant fees and executive coaching services.

Post-Employment Savings Plans
U.S. employees, including our NEOs, may participate in the Skillz Inc. 401(k) Retirement Savings Plan by saving a portion of their pay in the plan. The Company provides matching contributions for this plan up to a maximum threshold in order to retain key employees by providing vehicles to plan for the future.

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Base Salaries
Base salaries established for Skillz’s NEOs are paid to attract and retain qualified talent and are set at a level that is commensurate with each executive’s duties and authorities, contributions, prior experience and sustained performance. Our NEOs are entitled to the following annual base salaries (which do not reflect pro-ration for any partial years of service completed in 2022):
Name	2022 Base Salary (Effective January 1, 2022)
Andrew Paradise	$525,000
Casey Chafkin	$425,000
Jason Roswig(1)	$500,000
Charlotte Edelman(2)	$425,000
Ian Lee	$400,000
Vatsal Bhardwaj	$400,000
(1)	Mr. Roswig’s base salary was effective as of his start date, which was August 8, 2022.
(2)	Ms. Edelman’s salary as of January 1, 2022 was $300,000, and it was increased to $425,000 on February 16, 2022.
Annual Cash Bonuses
In order to more closely align the Company’s annual bonus program with the interests of stockholders and the Company’s short-term operating goals, effective January 1, 2022, the Compensation Committee approved two significant modifications to the Company’s bonus program:
•	Adopted corporate financial metrics that tie to the Company’s growth and profitability for 2022, and
•	Based individual NEO payouts solely on the achievement against the adopted corporate financial metrics.
The Company sets business objectives at the beginning of each year, which are approved by the Board. The Compensation Committee then sets the actual performance metrics and weightings for the annual bonus program to reflect current business priorities. At the end of the year, performance for the Company is assessed against these predetermined financial targets in combination with the Compensation Committee’s assessment of an executive’s individual performance. An executive generally must be employed by the Company at the end of the performance period in order to be eligible to receive an annual bonus payout. This incentive design ensures payouts are aligned to the Company’s overall business performance.

For 2022, our NEOs had the following target bonuses.
Name	Target Bonus (Effective January 1, 2022)
Andrew Paradise	$525,000
Casey Chafkin	$425,000
Jason Roswig(1)	$500,000
Charlotte Edelman(2)	$255,000
Ian Lee	$200,000
Vatsal Bhardwaj	$400,000
(1)	Mr. Roswig’s bonus opportunity was pro-rated for 2022 based on his August 8, 2022 start date.
(2)
Ms. Edelman’s target bonus was 50% of her January 1, 2022 base salary (or $150,000) as of January 1, 2022, and it was increased to 60% of her February 16, 2022 base salary (or $255,000) on February 16, 2022.

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Bonuses under the annual cash bonus program can be earned at threshold, target and maximum amounts representing 50%, 100% and 200%, respectively, of the annual total incentive opportunity for each named executive officer. If Revenue After Engagement Marketing performance was achieved at $230 million, $257.7 million, or $300 million, the bonus would payout at 50%, 100%, or 200%, respectively, of target. Revenue After Engagement Marketing is a not a generally accepted accounting principle (“GAAP”) financial performance metric. Revenue After Engagement Marketing is determined by taking consolidated revenue and adjusting for engagement marketing expenses included in sales and marketing expenses. Accordingly, stockholders should not rely on this metric as an indicator of financial performance. If Adjusted EBITDA Margin was achieved at negative 39%, negative 33.7% or negative 24.5%, the bonus would payout at 50%, 100%, or 200%, respectively, of target. To the extent performance falls between threshold and target or target and maximum, interpolation is used to determine the amount of bonus payable. If less than threshold performance is achieved, no bonus is paid out.
For 2022, the Compensation Committee determined not to pay any bonuses under the annual cash bonus program to the Company’s NEOs.
One-time Bonuses for Certain NEOs
For Mr. Roswig, who joined the Company in 2022, Skillz provided him with a cash signing bonus of $200,000, which is repayable to the Company should he voluntarily resign prior to the two-year anniversary of his start date. See discussion in “Executive Compensation—Compensation Discussion and Analysis—Employment Arrangements” for additional details. In addition, pursuant to certain transaction bonus award letters dated February 4, 2021, Mr. Chafkin and Ms. Edelman were eligible to receive a transaction retention bonus of $225,000 on June 16, 2022, relating to the closing of the Company’s successful business combination with Flying Eagle Acquisition Corp. on December 16, 2020 (the “Business Combination”).
Long Term Equity Incentive Grants
Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers. The equity awards we have historically granted and currently grant include options to purchase shares of our Class A Common Stock and RSU awards that are settled in shares of our Class A Common Stock upon vesting, and we have granted to our named executive officers both awards that vest over a long-term period and awards that vest only upon the achievement of specified performance milestones, in each case subject to continued service. As a result, a significant portion of our named executive officers’ total compensation is at risk, depending on long-term stock price performance.
While we strive to offer a total level of compensation that is competitive within specific roles and geographical markets, we do not have an inflexible set of criteria for granting equity awards; instead, the Compensation Committee exercises its judgment and discretion, in consultation with our Chief Executive Officer and a compensation consultant. The Compensation Committee considers, among other things, the role and responsibility of the named executive officer, competitive market factors, the amount of stock-based equity compensation already held by the named executive officer, the impact of any dramatic changes in our stock price over a short period of time and the cash-based compensation received by the named executive officer, to determine the level and types of equity awards that it approves. We generally grant substantial one-time new hire equity awards to our employees, including executives, upon their commencement of employment with us, or upon their promotion to new positions. Additionally, as part of our ongoing executive compensation review and alignment process, we periodically grant additional equity awards to our executives. See “Executive Compensation—2022 Grants of Plan-Based Awards” below.
The Compensation Committee meets periodically, including to approve equity award grants to our executives from time to time. We do not have, nor do we plan to establish, any program, plan or practice to time equity award grants in coordination with releasing material non-public information.
2022 CEO Performance Equity Award
As previously disclosed, on March 14, 2022, the Board and Mr. Paradise agreed to cancel Mr. Paradise’s 2021 CEO Performance Award. The 2021 CEO Performance Award was divided into four tranches, each vesting upon the achievement of a corresponding market capitalization milestone ranging from two to five times the Company’s market capitalization baseline calculated at the time of grant. In canceling the 2021 CEO Performance Award, the Board and Mr. Paradise took into consideration a number of factors, including (i) changes in the Company’s market capitalization since the award was granted, (ii) the desire by the Board and Company to conduct an equity refresh grant for the broad-based employee population, which is facilitated by the cancellation of the 2021 CEO Performance Award and (iii) the cancellation resulting in less dilution to stockholders.
In November 2022, the Special Committee approved a new multi-year award of 9,661,525 PSUs for Mr. Paradise, which vest over four, one-year periods, in each case subject to continuous service with the Company through each applicable vesting date and the attainment of certain corporate performance goals. Once the Special Committee approves the performance milestones, the PSU award will be deemed granted by the Company under the Omnibus Plan. Mr. Paradise also was awarded 28,984,577 RSUs,
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subject to the Company’s standard time-vesting schedule, continued service through each applicable vesting date and the terms of the Omnibus Plan. As required under SEC rules, the accounting grant date of November 23, 2022 under FASB ASC Topic 718 is being reported in the proxy for Mr. Paradise’s RSU award, as opposed to the January 1, 2023 grant date set forth in his award agreement.
2022 Equity Awards Made to Other Named Executive Officers
In March 2022, the Compensation Committee made new equity awards to Messrs. Chafkin and Bhardwaj to make up for lost value in light of the Company’s decline in stock price since the granting of prior equity awards, as well as an annual equity award to Ms. Edelman. Messrs. Chafkin and Bhardwaj and Ms. Edelman were awarded 1,079,198 RSUs, 1,295,038 RSUs and 479,616 RSUs, respectively, each subject to the Company’s standard time-vesting schedule, continued service through each applicable vesting date and the terms of the Omnibus Plan. Mr. Bhardwaj also was awarded 431,679 PSUs, subject to certain to be determined performance goals. The Compensation Committee did not approve the goals prior to Mr. Bhardwaj’s separation from employment, and therefore the PSUs were never issued. Other than certain RSUs awarded under the Bhardwaj Transition Agreement, all of Mr. Bhardwaj's outstanding equity awards were forfeited in connection with his separation from employment.
For a description of additional equity awards received in 2022 by Mr. Bhardwaj and Mr. Roswig, see the discussion in “Executive Compensation—Compensation Discussion and Analysis—Employment Arrangements” for additional details.
Additional Information About Skillz’s Executive Compensation Program
Employee Stock Purchase Plan
In connection with the Business Combination, we adopted the Skillz Inc. 2020 Employee Stock Purchase Plan (the “ESPP”), a broad-based benefit plan in which our employees, including our NEOs, may purchase shares of Skillz’s Class A Common Stock at up to a 15% discount. A total of 11,178,849 shares of Class A Common Stock are reserved for issuance pursuant to future grants under the ESPP, including 7,777,324 shares of Class A Common Stock reserved for issuance following the close of our first offering period and an additional 3,401,525 shares of Class A Common Stock that were added to the share reserve as of January 1, 2023.
Employee Benefits
We provide standard health, dental, vision, life, and disability insurance benefits to our NEOs, on the same terms and conditions as provided to all other eligible employees. Our NEOs may also participate in our broad-based 401(k) plan, which includes a company match up to 3% of an employee’s eligible salary. The company match is fully vested at the time of the match. We believe these benefits are consistent with the broad-based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining qualified employees. Skillz did not maintain any executive-specific benefit or perquisite programs in 2022.
Clawback Policy
Our Board has adopted a recovery (“clawback”) policy with respect to any annual incentive payment or long-term incentive payment that may be received by an executive officer, where such payment would be predicated upon achieving certain financial results that were subsequently the subject of a restatement of our financial statements, and a lower payment would have been made to the executive based upon the restated financial results. In such a case, the Board has the authority to seek to recover from the executive officer the amount by which such officer’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.
Hedging Policy
At Skillz, we believe that hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. These hedging transactions include use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. When an insider utilizes these hedging transactions, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, all members of the Skillz Board, as well as all Skillz officers and employees are prohibited from engaging in any such hedging transactions.
Compensation Program Risk Assessment
Our Compensation Committee, together with its independent compensation consultant, assesses and considers potential risks when reviewing and approving our compensation policies and practices for our executive officers and our employees. We have
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designed our compensation programs, including our incentive plans, with features to address potential risks while rewarding participants for achieving financial and strategic objectives through prudent judgment and appropriate risk taking. We believe that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse impact on our business or our financial condition.
Tax and Accounting Considerations
One of the factors the Compensation Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. While the Compensation Committee generally considers this limit when determining compensation, there are instances in which the Compensation Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders. The Compensation Committee also considers the accounting treatment of the cash and equity awards in making decisions about the awards that it grants and maintains.
Employment Arrangements
All of our NEOs are employees-at-will and none of them have employment agreements with Skillz. Some of our executive officers have offer letters with the Company, including our NEOs:
Mr. Roswig is party to an offer letter with the Company dated June 1, 2022, pursuant to which he served as President and Chief Financial Officer of the Company (the “Roswig Offer Letter”). On February 27, 2023, he transitioned to the role of President and on April 14, 2023, transitioned back to the role of President and Chief Financial Officer. There are no other changes to the Roswig Offer Letter. He is paid a salary of $500,000 per year, and is eligible to receive annual target incentive compensation of $500,000 (pro-rated for 2022), subject to achievement of certain performance goals. In connection with the Roswig Offer Letter, Mr. Roswig received a RSU award equal to $15,000,000 of the Company’s Class A Common Stock, calculated based on the 90 day volume weighted average stock price of the Company’s Class A Common Stock as of the end of the first quarter of Mr. Roswig’s employment. The award vests 25% on the first anniversary of Mr. Roswig’s start date and the remainder vests in twelve (12) substantially equal quarterly installments, in each case subject to continuous service with the Company through each applicable vesting date and the terms of the Omnibus Plan. Mr. Roswig also received a one-time signing bonus in 2022 in the amount of $200,000, which is repayable to the Company if Mr. Roswig voluntarily leaves the Company within twelve (12) months of his start date. Finally, Mr. Roswig received a PSU award equal to $5,000,000 of the Company’s Class A Common Stock. The award is scheduled to vest over four (4) years according to the achievement of certain Company performance goals approved by the Compensation Committee in early 2023.
Transition Arrangements
Ms. Edelman is a party to a transition letter with the Company dated April 14, 2023 (the “Edelman Transition Agreement”), pursuant to which she continues to provide services to the Company up to and until a date of termination mutually agreed upon by Ms. Edelman and the Company. During the transition period, Ms. Edelman will continue to be paid her then-current base salary and remain eligible to vest in prior equity awards. Upon completion of the transition period, the Company will (i) pay Ms. Edelman severance equal to nine (9) months of her base salary, (ii) allow her the full remaining option term to exercise her vested stock options, and (iii) provide up to nine (9) months of COBRA premiums, in each case subject to Ms. Edelman’s execution of a general release of claims. The Edelman Transition Agreement also contains cooperation and non-disparagement provisions.
Mr. Lee and the Company entered into a transition and release agreement, dated June 29, 2022, (the “Lee Transition Agreement”) pursuant to which he continued to serve as Chief Financial Officer until separating from the Company on August 5, 2022. During the transition period, Mr. Lee continued to be paid his then-current base salary and remained eligible to vest in prior equity awards. Upon completion of the transition period, (i) any equity awards that had not vested as of his separation date were immediately forfeited; and (ii) the Company agreed (x) to provide four (4) months of COBRA premiums and (y) to waive Mr. Lee’s obligation to repay the post-tax portion of a $500,000 signing bonus (the bonus was originally awarded to Mr. Lee in May 2021 and conditioned upon twenty-four (24) months of Company service), subject to Mr. Lee’s execution of a general release of claims. The Lee Transition Agreement also contains cooperation and non-disparagement provisions.
Mr. Bhardwaj separated from the Company effective as of August 5, 2022. In connection therewith, Mr. Bhardwaj and the Company entered into a letter agreement, dated October 14, 2022, pursuant to which he was to provide advisory services to the Company through December 31, 2022 (the “Bhardwaj Transition Agreement”). Upon Mr. Bhardwaj’s execution and non-revocation of the letter agreement and general release contained therein, the Company agreed to provide the following in exchange for the release and advisory services: (i) nine (9) months of COBRA premiums, (ii) waiver of Mr. Bhardwaj’s obligation to
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repay a $750,000 employment sign-on bonus for leaving the company prior to the 24-month anniversary of his start date, (iii) a lump sum severance payment in the amount of $467,500 and (iv) an award of 395,988 restricted stock units and 323,760 restricted stock units, which vested on October 24, 2022. The Bhardwaj Transition Agreement also contains a cooperation provision and non-disparagement provisions. Other than the RSUs awarded under the Bhardwaj Transition Agreement, all other incentive equity awards were cancelled and forfeited upon Mr. Bhardwaj’s separation from the Company.
2022 Summary Compensation Table and Related Narrative
The following Summary Compensation Table shows information concerning the annual compensation for services provided to Skillz by our NEOs for the years ended December 31, 2022, 2021 and 2020. Certain other information is provided in the narrative footnotes following the Summary Compensation Table. All dollar amounts are rounded to the nearest whole dollar.
Name and Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Andrew Paradise	2022	525,000	—	25,875,000	—	23,093(4)	26,423,093
Chief Executive Officer	2021	525,000	3,781,250	70,776,870	—	256,549	75,339,231
	2020	400,000	3,935,000	—	99,252,106	438	103,587,106

Casey Chafkin	2022	425,000	225,000	2,320,276	—	30,917(5)	3,000,193
Chief Strategy Officer	2021	425,000	410,000	8,305,478	—	25,689	9,165,729
	2020	300,000	487,500	—	21,408,998	1,847	22,197,907

Jason Roswig	2022	201,923	200,000	15,000,000	—	—	15,401,923
President, Chief Financial Officer

Charlotte Edelman(6)	2022	409,616	225,000	1,199,040	—	109,865(7)	1,943,521
General Counsel and Corporate Secretary

Ian Lee(8)	2022	238,462	—	—	—	9,419(9)	247,881
Former Chief Financial Officer	2021	215,385	530,000	22,358,865	—	329	23,104,250

Vatsal Bhardwaj(10)	2022	238,462	—	4,396,186	—	483,379(11)	5,118,027
Former Chief Product Officer	2021	92,308	842,310	18,437,166	—	110	19,371,784
(1)
The amounts reported in this column for 2022 include a one-time sign-on bonus for Mr. Roswig and transaction retention bonus payments relating to the closing of the Business Combination for Mr. Chafkin and Ms. Edelman.

(2)
The amounts reported in this column represent the aggregate grant date fair value of RSU awards granted to the NEOs, computed in accordance with FASB ASC Topic 718. See Note 16 to Skillz’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the 2022 fiscal year for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards granted in 2022. This column does not include any PSUs awarded by the Company in 2022, as the performance metrics for all such awards were not determined until early 2023, and thus the awards were not considered granted pursuant to FASB ASC Topic 718 until 2023.

(3)
In addition to items further described below, the amounts in this column represent the amount of 401(k) plan match contributions made by Skillz. This column does not include any imputed income with respect to life insurance premiums or group health, medical or dental reimbursement plans as Skillz’s plans (i) do not discriminate in favor of the NEOs in scope, terms, or operation and (ii) are available generally to all salaried employees of Skillz.

(4)
Consists of: (i) $8,805, which represents the value of personal assistant services and related expenses provided to Mr. Paradise by the Company; (ii) $1,817, which represents the value of 401(k) plan match contributions; (iii) $11,506, which represents the value of personal expenses incurred by Mr. Paradise in connection with business travel; and (iv) $965, which represents the value of home office peripherals.

(5)	Consists of: (i) $23,346, which represents the value of executive coaching services; and (ii) $7,571, which represents the value of 401(k) plan match contributions.
(6)	Ms. Edelman became an NEO as of 2022, and thus only her 2022 compensation is required to be reported in the Summary Compensation Table.
(7)
Consists of: (i) $1,500, which represents the value of executive coaching services; (ii) 100,773, which represents the value of personal assistant services and related expenses provided to Ms. Edelman by the Company; and (iii) $7,592, which represents the value of 401(k) plan match contributions.

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(8)	Mr. Lee separated from the Company effective June 2022.
(9)
Consists of: (i) $6,996, which represents the value of nine months of COBRA premiums; (ii) $923, which represents the value of 401(k) plan match contributions; and (iii) $1,500, which represents the value of executive coaching services.

(10)	Mr. Bhardwaj separated from the Company in August 2022. In connection with his separation, he forfeited his March 2022 RSU award, with a grant date fair value of $3,755,610.
(11)
Consists of: (i) $10,410, which represents the value of nine months of COBRA premiums; (ii) $5,469, which represents the value of 401(k) plan match contributions; and (iii) $467,500, which represents a lump sum severance payment, all of which was paid pursuant to the Bhardwaj Transition Agreement (see the discussion in “Executive Compensation—Compensation Discussion and Analysis—Employment Arrangements”).

2022 Grants of Plan-Based Awards
The following table shows all plan-based awards granted to the NEOs during 2022. The equity awards granted during 2022 identified in the following table are also reported in “Outstanding Equity Awards at 2022 Fiscal Year End.” All dollar amounts are rounded to the nearest whole dollar.
Name	Grant Date	Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
Andrew Paradise
Annual Cash Bonus		262,500	525,000	1,050,000
RSUs(3)	11/23/2022				28,984,577	25,875,000

Casey Chafkin
Annual Cash Bonus		212,500	425,000	850,000
RSUs(3)	3/14/2022				1,079,198	2,320,276

Jason Roswig
Annual Cash Bonus		250,000	500,000	1,000,000
RSUs(3)	8/8/2022				10,412,152	15,000,000

Charlotte Edelman
Annual Cash Bonus		127,500	255,000	510,000
RSUs(3)	3/10/2022				479,616	1,119,040

Ian Lee(4)
Annual Cash Bonus		100,000	200,000	400,000

Vatsal Bhardwaj(5)
Annual Cash Bonus		200,000	400,000	800,000
RSUs(3)	3/16/2022				1,295,038	3,755,610
RSUs(5)	10/16/2022				395,988	352,429
RSUs(5)	10/16/2022				323,760	288,146
(1)
Amounts shown in these columns represent the range of possible cash payouts for each NEO under our 2022 annual bonus plan, as determined by the Board and the Compensation Committee for fiscal 2022. The threshold, target and maximum amounts represent 50%, 100% and 200%, respectively, of the annual total incentive opportunity for each NEO. The Compensation Committee determined that none of our NEOs would receive payments under the annual bonus plan in 2022. See the discussion in the “Key Components of Skillz’s Executive Compensation Program and 2022 Compensation Decisions for NEOs” section of the “Compensation Discussion and Analysis” above.

(2)
This column reflects the grant date fair value of the granted restricted stock units in 2022, calculated in accordance with FASB ASC Topic 718 for stock-based compensation transactions. See Note 16 to Skillz’s consolidated financial statements included in this Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards upon the vesting of the granted restricted stock units or the sale of the shares underlying the granted restricted stock units.

(3)
Represents time-based restricted stock units that vest as follows: 25% of the restricted stock units vest on the one year anniversary of the grant date, with the remainder vesting in substantially equal quarterly installments thereafter over the next three years.

(4)	Mr. Lee separated from the Company effective June 2022. Mr. Lee did not receive any incentive equity awards in 2022.
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(5)
Mr. Bhardwaj separated from the Company in August 2022, at which time he forfeited his March 16, 2022 RSU award. Upon entering into the Bhardwaj Transition Agreement (see the discussion in “Executive Compensation—Compensation Discussion and Analysis—Transition Arrangements”), he received two RSU awards on October 16, 2022 that vested in full on October 24, 2022.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table shows information regarding equity awards held by the NEOs that were outstanding as of December 31, 2022. Dollar amounts, except exercise prices, are rounded to the nearest whole dollar.
		Option Awards					Stock Awards
Name(1)	Grant Date(2)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(4)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(5)	Market value of shares or units of stock that have not vested ($)(6)
Andrew Paradise	4/29/2019	—	—	—	—	—	62,295	31,552
	4/15/2020	—	—	—	—	—	3,203,760	1,622,704
	12/16/2020	—	—	9,960,000	17.68	12/16/2030	—	—
	11/23/2022	—	—	—	—	—	28,984,577	14,680,688

Casey Chafkin	7/26/2017	1,756,118	—	—	0.051	1/31/2027	—	—
	11/5/2018	1,026,884	—	—	0.39	11/4/2028	—	—
	4/15/2020	—	—	—	—	—	598,260	303,019
	12/16/2020	—	—	2,040,000	17.68	12/16/2030	—	—
	3/04/2021	—	—	—	—	—	164,908	84,103
	3/14/2022	—	—	—	—	—	1,079,198	550,391

Jason Roswig	9/30/2022	—	—	—	—	—	10,412,152	5,273,755

Charlotte Edelman	7/17/2020	130,275	101,326	—	1.33	7/16/2030	—	—
	2/16/2022	—	—	—	—	—	479,616	242,926

Ian Lee	—	—	—	—	—	—	—	—

Vatsal Bhardwaj	—	—	—	—	—	—	—	—
(1)
All outstanding equity awards as of December 31, 2022, as reported in this table, are denominated in (i) for Mr. Paradise for awards granted prior to 2022, shares of Class B Common Stock, and (ii) for all other NEOs, shares of Class A Common Stock. As of the closing of the Business Combination, all outstanding pre-closing equity awards under the 2017 Plan (as defined below) were replaced by economically equivalent substitute awards under our new Omnibus Plan, and the share numbers and exercise prices of such awards are shown in this table on an as-converted basis.

(2)	This column shows the original grant dates for the awards that were substituted under the Omnibus Plan.
(3)	The stock options shown in this column vest (or vested) 25% on the first anniversary of the grant date or vesting commencement date and 6.25% in quarterly installments over the next three years.
(4)
The stock options shown in this column were awarded to Messrs. Paradise and Chafkin in connection with the closing of the Business Combination, and they vest as described under the heading “Closing Option Grants,” below.

(5)	The shares of restricted stock and restricted stock units shown in this column vest (or vested) as follows:
•
On April 30, 2019, Mr. Paradise early exercised an option to purchase 2,990,172 shares of Class B Common Stock granted to him on April 29, 2019. The shares received upon such early exercise remained restricted in accordance with the terms of the original option grant and vest (or vested) in monthly installments over four years following the grant date.

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Mr. Paradise waived the automatic acceleration of vesting that would have occurred in connection with the closing of the Business Combination with respect to such restricted shares and as such, the restricted shares remain subject to their original vesting schedule. The number of shares reported in the table above reflects the number of shares that were unvested as of December 31, 2022.
•
On May 14, 2020, Mr. Paradise early exercised an option to purchase 9,921,314 shares of Class B Common Stock granted to him on April 15, 2020. The shares received upon such early exercise remained restricted in accordance with the terms of the original option grant and vest 25% on the first anniversary of the grant date and 6.25% in quarterly installments over the next three years. Mr. Paradise waived the automatic acceleration of vesting that would have occurred in connection with the closing of the Business Combination with respect to such restricted shares and as such, the restricted shares remain subject to their original vesting schedule.

•
On May 14, 2020, Mr. Chafkin early exercised an option to purchase 1,852,695 shares of Class A Common Stock granted to him on April 15, 2020. The shares received upon such early exercise remained restricted in accordance with the terms of the original option grant and vest 25% on the first anniversary of the grant date and 6.25% in quarterly installments over the next three years. Mr. Chafkin waived the automatic acceleration of vesting that would have occurred in connection with the closing of the Business Combination with respect to such restricted shares and as such, the restricted shares remain subject to their original vesting schedule.

•
For Messrs. Chafkin and Roswig and Ms. Edelman, and for Mr. Paradise’s November 23, 2022 RSU award, the RSUs listed in this column vest 25% on the first anniversary of the grant date and 6.25% in quarterly installments over the next three years. In addition, as required under SEC rules, the accounting grant date under FASB ASC Topic 718 is being reported here for Mr. Paradise’s RSU award, as opposed to the January 1, 2023 grant date set forth in his award agreement.

(6)
For purposes of this table, the market value of unvested shares of restricted stock is determined by multiplying the number of shares by $0.51, the closing price of a share of Class A Common Stock on December 30, 2022.

Closing Option Grants
In connection with the closing of the Business Combination (and as set forth in the “Outstanding Equity Awards at 2022 Fiscal Year End” table above), Messrs. Paradise and Chafkin each received, pursuant to the Omnibus Plan, nonqualified stock options to purchase, respectively, 9,960,000 shares of Class B Common Stock and 2,040,000 shares of Class A Common Stock. The options will vest in three equal increments as follows: (i) one-third (1/3) of the options will vest and become exercisable as of the date, following the grant date, that the VWAP on the NYSE of a share of Class A Common Stock over a ten (10) trading day period equals or exceeds 3.0x the VWAP of the shares as of the closing date of the Business Combination, (ii) one-third (1/3) of the options will vest and become exercisable as of the date, following the grant date, that the VWAP of the shares equals or exceeds 4.0x the VWAP of the shares as of the closing date of the Business Combination, and (iii) one-third (1/3) of the options will vest and become exercisable as of the date, following the grant date, that the VWAP of the shares equals or exceeds 5.0x the VWAP of the shares as of the closing date of the Business Combination. The exercise price per share subject to these options is $17.68, the closing price of a share of Class A Common Stock on the closing date of the Business Combination.
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Stock Option Exercises and Stock Vested
The following table shows information regarding stock options that were exercised and restricted stock units that vested with respect to our NEOs during 2022. All dollar amounts are rounded to the nearest whole dollar.
	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)(2)
Andrew Paradise	7,024,488	10,144,344	—	—
Casey Chafkin	—	—	128,261	257,090
Jason Roswig	—	—	—	—
Charlotte Edelman	—	—	—	—
Ian Lee	—	—	290,980	404,462
Vatsal Bhardwaj	—	—	719,748	690,958
(1)
The value realized equals the difference between the fair market value of the Class A Common Stock underlying the options on the exercise date and the exercise price of the underlying options multiplied by the number of options exercised.

(2)	The value realized equals the fair market value of the Class A Common Stock underlying the restricted stock units on the vesting date multiplied by the number of restricted stock units that vested.
Pension Benefits
We do not have any defined benefit pension plans for our executive officers. Certain jurisdictions in which we have operations require that we make pension contributions to our employees.
Non-Qualified Deferred Compensation
We do not offer any non-qualified deferred compensation plans for our executive officers.
Potential Payments Upon Termination or Change in Control
The Skillz Inc. Executive Severance and Change in Control Plan (the “Severance Plan”) was adopted by the Company in order to: (i) provide financial support to a select group of senior-level executives of Skillz, including the NEOs, in the period following the termination of their employment, (ii) recognize the valuable contributions made by eligible employees to the Company, and (iii) help attract and retain highly qualified employees who are essential to the Company’s success. Under the Severance Plan, a covered executive who experiences a qualifying termination is eligible to receive severance benefits based on the executive’s years of service and position, consisting of (i) cash severance equal to an amount ranging from three to eighteen months’ base salary, and (ii) healthcare continuation payments for a period ranging from three to eighteen months. In addition, an executive who experiences a qualifying termination in connection with a change in control (as such term is defined in the Omnibus Plan) is eligible to receive a portion of their target bonus.
Non-Change in Control Termination
Pursuant to the Severance Plan, in the event of a termination without cause or for good reason (each as defined in the Severance Plan), not in connection with a change in control, (i) Mr. Paradise would be eligible to receive severance benefits equal to 12 months of continued base salary and continued health and welfare coverage for 12 months, (ii) Messrs. Chafkin and Roswig and Ms. Edelman would be eligible to receive severance benefits equal to 9 months of continued base salary and continued health and welfare coverage for 9 months. Any equity awards held by our NEOs that were granted under the Omnibus Plan in substitution for the pre-closing awards they had received under the Skillz Inc. 2017 Equity Incentive Plan (the “2017 Plan”), will also vest in full in the event of a termination by Skillz without cause or a resignation for good reason. The receipt of all severance benefits is subject to the NEO’s execution and non-revocation of a general release of claims. For purposes of these awards, “good reason” means, without the NEO’s consent, (i) the material reduction by Skillz of the executive’s duties, authority or responsibilities, taken as a whole, (ii) a material reduction in the executive’s target annual cash compensation (other than pursuant to a company-wide salary reduction applicable to similarly situated employees), or (iii) a required relocation that increases the executive’s one-way commuting distance by more than 40 miles.
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Messrs. Lee and Bhardwaj separated from the Company in 2022. For a description of the payments each NEO received, see the summary of the Lee Transition Agreement and the Bhardwaj Transition Agreement above under “Executive Compensation—Compensation Discussion and Analysis—Transition Arrangements.”
The following table sets forth estimates of the benefits that our NEOs would have received in the event of a termination without cause or a resignation in a constructive termination or a termination due to death or disability, in each case not in connection with a change in control (assuming the termination occurred on December 31, 2022).
Name	Cash Severance ($)	Equity Acceleration ($)(1)	Continued Benefits ($)	Total ($)
Andrew Paradise	525,000	1,654,256	4,122	2,183,378
Casey Chafkin	318,750	1,232,303	8,138	1,559,191
Jason Roswig	375,000	—	11,711	386,711
Charlotte Edelman	318,750	—	6,940	325,960
(1)
Represents, for accelerated stock options, the positive spread, if any, between the closing price of our Class A Common Stock, as reported on the NYSE, of $0.51 per share on December 30, 2022 and the applicable stock option exercise price. For accelerated restricted stock, represents the value of all outstanding restricted shares multiplied by $0.51 per share. The column does not reflect stock options where the exercise price exceeds such closing price (for information about these stock options, see the “Outstanding Equity Awards at 2022 Fiscal Year End” table above). These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards upon the vesting of the granted stock options, the exercise of the granted stock options or the sale of the shares underlying the granted stock options.

Change in Control
Pursuant to the Severance Plan, if a termination without cause or for good reason occurs within the three months prior to or 12 months following the consummation of a change in control (a “CIC Qualifying Termination”), the Severance Plan instead would provide (i) Mr. Paradise with 18 months of base salary, payable in a lump sum, 1.5 times his target bonus for the year of termination, and continued health and welfare coverage for 18 months, and (ii) Messrs. Chafkin and Roswig and Ms. Edelman with 12 months of base salary, payable in a lump sum, their target bonuses for the year of termination, and continued health and welfare coverage for 12 months. The receipt of all severance benefits is subject to the NEO’s execution and non-revocation of a general release of claims.
The Severance Plan also provides that, in the event of a CIC Qualifying Termination, any outstanding and unvested time-based equity awards held by the NEOs under the Omnibus Plan will automatically vest in full, and any outstanding performance-vesting equity awards held by the NEOs under the Omnibus Plan will be treated as set forth in the Omnibus Plan and applicable award agreements (if any). The following table sets forth estimates of the benefits that our NEOs would have received in the event of a CIC Qualifying Termination (assuming the termination occurred on December 31, 2022).
Mr. Bhardwaj separated from the Company in August 2022. Mr. Lee separated effective June 2022. Therefore, neither is included in the following table because their separations were unrelated to a CIC Qualifying Termination.
Name	Cash Severance ($)(1)	Equity Acceleration ($)(2)	Continued Benefits ($)	Total ($)
Andrew Paradise	1,575,500	16,334,944	6,182	17,916,626
Casey Chafkin	850,000	937,513	10,851	1,798,364
Jason Roswig	1,000,000	5,273,755	15,615	6,289,370
Charlotte Edelman	680,000	242,926	9,253	932,179
(1)	Amounts reflect the sum of (i) the executive’s base salary payment and (ii) the product of the executive’s target bonus and applicable bonus multiple.
(2)
Represents (i) for accelerated restricted stock units, the market value of the shares underlying the accelerated restricted stock units as of December 31, 2022, based on the closing price of our Class A Common Stock, as reported on the NYSE, of $0.51 per share on December 30, 2022, (ii) for accelerated performance stock units, the market value of the shares underlying the accelerated performance stock units as of December 31, 2022, based on [the actual performance achievement] as of December 31, 2022 and the closing price of our Class A Common Stock, as reported on the NYSE, of $0.51 per share on December 30, 2022 and (iii) for accelerated stock options, the positive spread, if any, between the closing price of our Class A Common Stock, as reported on the NYSE, of $0.51 per share on December 30, 2022 and the applicable stock option exercise price. The column does not reflect stock options where the exercise price exceeds such closing price (for information about these stock options, see the “Outstanding Equity Awards at 2022 Fiscal Year End” table above). These

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amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards upon the vesting of the granted restricted stock units, performance stock units and stock options, the exercise of the granted stock options or the sale of the shares underlying the granted restricted stock units, performance stock units and stock options.
Executive Officer and Director Hedging Policy
The Company’s Insider Trading Policy prohibits the Company’s NEOs, other executive officers and directors from entering into hedging or monetization transactions involving our stock, from holding our securities in a margin account or pledging our securities as collateral for a loan. An excerpt of the policy is set forth below.
Hedging Transactions.
Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, directors, officers and employees, as well as their family members and controlled entities, are prohibited from engaging in any such transactions.
Margin Accounts and Pledged Securities.
In order to avoid a margin sale or foreclosure sale at a time when a pledgor, who is a Company director, officer or employee, or their family members or controlled entities, is aware of inside information or otherwise is not permitted to trade Company securities due to a blackout period, no Company director, officer or employee, or their family members or controlled entities, may hold Company securities in a margin account or otherwise pledge (or hypothecate) Company securities as collateral for a loan without first obtaining prior approval from the Insider Trading Policy’s administrator (“Administrator”). Pre-clearance is required for such transactions because Company securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call and Company securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Any Company director, officer or employee, or their family members or controlled entities, preparing to pledge Company securities or hold such securities in a margin account must submit a request for approval to the Administrator at least two weeks prior to the proposed execution of documents evidencing the proposed pledge or margin account. In its request, such Company director, officer or employee, or their family members or controlled entities, shall:
•
enclose copies of the governing documents evidencing the proposed pledge or margin account, which governing documents must provide such person with the opportunity to substitute or provide additional collateral or to repay the loan before the pledged Company securities may be sold;

•
undertake to the Company (in form and manner satisfactory to the Administrator and the Company) (i) to maintain adequate financial capacity to repay the loan or cover the margin call, as applicable, without resort to the pledged Company securities and (ii) to substitute or provide additional collateral or repay the loan in the event of a borrower default or margin call, as applicable, at a time when such person is aware of inside information or otherwise is not permitted to trade Company securities due to a blackout period; and

•
undertake to provide to the Company such information as the Administrator and the Company may reasonably request to demonstrate the ability to satisfy the undertakings set forth in clauses (i) and (ii) above.

The above is not meant to restrict the rehypothecation or lending of securities held in a brokerage account; provided that the securities are permitted to be held in such account in accordance with the Insider Trading Policy.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the Company’s employees and the annual total compensation of Andrew Paradise, our Chief Executive Officer, for 2022.
For 2022, our last completed fiscal year:
•	The median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $52,739; and
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•	The annual total compensation of our Chief Executive Officer was $26,423,093.
Based on this information, for 2022, our Chief Executive Officer’s annual total compensation was approximately 501 times that of the annual total compensation of the median employee (as determined below).
This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and Chief Executive Officer, we took the following steps:
•
We determined that, as of December 31, 2022, our employee population consisted of 289 individuals, with approximately 136 of these individuals located in the United States and approximately 153 of these individuals located outside of the United States. We selected December 31, 2022, as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.

•
We used a consistently applied compensation measure to identify our median employee by comparing the amount of base pay only. To make them comparable, base pay of our employees outside the U.S. was converted to U.S. dollars using currency exchange rates. We did not make any cost of living adjustments in identifying the median employee.

•	We identified our median employee by consistently applying this compensation measure to all our employees included in our analysis.
•
After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2022 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $52,739.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column (column (j)) of our 2022 Summary Compensation Table included in this proxy statement.
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PAY VERSUS PERFORMANCE
In August 2022, the SEC released the final version of its pay versus performance disclosure rules as mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other official guidance issued thereunder, and which became effective starting with fiscal year ending December 31, 2022. The final rules were codified under Item 402(v) of Regulation S-K (along with other official guidance issued, “PvP disclosure rules”) and require the Company to provide the following tabular and narrative disclosures.
Pay Versus Performance
The below table sets forth the following information determined pursuant to the PvP disclosure rules for the previous three fiscal years (i) the total and average total compensation set forth in the Summary Compensation Table (“SCT”) for the Chief Executive Officer and the named executive officers as a group (excluding the Chief Executive Officer), respectively, (ii) the total and average total “compensation actually paid” (as determined in accordance with the PvP disclosure rules) for the Chief Executive Officer and the named executive officers as a group (excluding the Chief Executive Officer), respectively, (iii) the Company’s cumulative Total Shareholder Return (“Cumulative TSR”) and the cumulative TSR (“Peer Group Cumulative TSR”) of our Item 402(v) peer group (“PvP Peer Group”) and (iv) Net Income and Revenue After Engagement Marketing.1
					Value of Initial Fixed $100 Investment Based on(4):
Year(a)(1)	SCT Total for PEO(b)	Compensation Actually Paid to PEO(c)(2)	Average SCT Total for Non- PEO Named Executive Officers(d)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(e)(2)	Total Shareholder Return(f)	Peer Group Total Shareholder Return(g)(5)	Net Loss (thousands) (h)	Revenue After Engagement Marketing (millions) (i)(6)
2022	$26,423,093	$(67,937,910)	$5,142,309	$(16,863,918)	$2.24	$82.00	$(438,875)	$152.3

2021	$75,339,231	$(145,500,088)	$10,400,790	$(37,674,529)	$32.73	$122.56	$(187,925)	$190.8

2020	$103,587,106	$313,450,269	$23,033,981	$180,884,935	$87.99	$100.97	$(149,079)	$126.9

(1)	Mr. Paradise served as Principal Executive Officer (“PEO”) for all three years. The following individuals served as the Non-PEO NEOs for the covered years:
a.	For 2022, Messrs. Chafkin, Roswig, Lee and Bhardwaj and Ms. Edelman.
b.	For 2021, Messrs. Bhardwaj, Chafkin, Lee, and Scott Henry, and Mses. Doris Fritz-Bianchi and Miriam Aquirre.
c.	For 2020, Messrs. Chafkin and Henry.
(2)
Represents Compensation Actually Paid (“CAP”) for our PEO and average CAP for our Non-PEO NEOs as a group, as computed in accordance with the PvP disclosure rules (determined as set forth below). The dollar amounts do not reflect the amounts of compensation ultimately earned or realized by our NEOs during the covered years.

(3)	Amounts reflected in this column represents the average “Total Compensation” from the SCT and CAP for our Non-PEO NEOs as a group for the covered years.
(4)
These columns reflect the Company’s Cumulative TSR and our Peer Group Cumulative TSR for each measurement period from December 17, 2020 (our first trading day) through December 31, 2022. We have assumed that dividends have been reinvested. The resulting amounts assume that $100 was invested on December 17, 2020, in each of our Class A Common Stock and the stocks of our PvP Peer Group.

(5)	Our PvP Peer Group is the Nasdaq Composite Index, which is the same peer group used by us for purposes of Item 201(e)(1)(ii) of Regulation S-K in our Annual Report on Form 10-K.
(6)
Revenue After Engagement Marketing is a non-GAAP financial performance metric determined by taking consolidated revenue and adjusting for engagement marketing expenses included in sales and marketing expenses. Accordingly, stockholders should not rely on this metric as an indicator of financial performance.

1	Revenue After Engagement Marketing is a non-GAAP financial performance metric. Accordingly, stockholders should not rely on this metric as an indicator of financial performance.
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CAP is determined by taking the “Total Compensation” column amount from the SCT for each covered fiscal year and adjusting as follows for our PEO and Non-PEO NEOs, respectively:
Adjustments to Determine CAP for PEO
Covered Fiscal Year	2022	2021	2020
SCT Total for PEO	$26,423,093	$75,339,231	$103,587,106

Pension Adjustments
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	—	—	—
Add pension value attributable to covered fiscal year’s “service cost”	—	—	—
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—	—	—
Equity Adjustments(i)
Subtract fair value (as of grant date) reported in the “Stock Awards” and “Option Awards” columns in the SCT for the covered fiscal year	$(25,875,000)	$(70,776,870)	$(98,986,052)
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	$14,680,688	$30,852,000	$255,889,859
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	$—	$—	$18,163,946
Add/Subtract the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that were outstanding and unvested at the end of the prior year	$(32,365,388)	$(164,258,650)	$29,743,300
Add/Subtract the change in fair value from the prior year-end to covered year-end for equity awards granted in prior fiscal years that vested during covered fiscal year	$(19,949,303)	$(16,655,799)	$5,052,110
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during covered fiscal year	$(30,852,000)	$—	$—
Add incremental fair value (as of modification date) of equity awards modified during covered fiscal year	$—	$—	$—
Add dividends or other earnings paid on equity awards during covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	$—	$—	$—
TOTAL ADJUSTMENTS	$(94,361,003)	$(220,839,319)	$209,863,163
CAP	$(67,937,910)	$(145,500,088)	$313,450,269
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Adjustments to Determine Average CAP for Non-PEO Named Executive Officers as a Group
Covered Fiscal Year	2022	2021	2020
Average SCT Total for Non-PEO Named Executive Officers	$5,142,309	$10,400,790	$23,033,981

Pension Adjustments
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	—	—	—
Add pension value attributable to covered fiscal year’s “service cost”	—	—	—
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—	—	—
Equity Adjustments(i)
Subtract fair value (as of grant date) reported in the “Stock Awards” and “Option Awards” columns in the SCT for the covered fiscal year	$(4,583,100)	$(9,680,536)	$(22,429,603)
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	$4,039,474	$9,382,728	$153,800,879
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	$138,192	$—	$9,081,973
Add/Subtract the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that were outstanding and unvested at the end of the prior year	$(6,596,578)	$(27,376,442)	$14,871,650
Add/Subtract the change in fair value from the prior year-end to covered year-end for equity awards granted in prior fiscal years that vested during covered fiscal year	$(4,392,328)	$(4,206,637)	$2,526,055
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during covered fiscal year	$(10,611,887)	$(16,194,432)	$—
Add incremental fair value (as of modification date) of equity awards modified during covered fiscal year	$—	$—	$—
Add dividends or other earnings paid on equity awards during covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	$—	$—	$—
TOTAL ADJUSTMENTS	$(22,006,227)	$(48,075,319)	$157,850,954
CAP	$(16,863,918)	$(37,674,529)	$180,884,935
(i)
The fair value or incremental fair value of all incentive equity awards is determined in accordance with ASC 718, “Compensation – Stock Compensation,” generally using the same assumptions used in determining the grant date fair value of our equity awards reflected in the Summary Compensation Table. Notwithstanding the foregoing, in order to properly value the option awards and market-based awards, we made appropriate adjustments to the grant date assumptions in our Black-Scholes and Monte Carlo valuation models, respectively. For our Black-Scholes model, we adjusted the assumptions to reflect changes in the stock price historical and implied volatility, expected life (including remaining vesting periods, remaining expiration periods and option gain levels), dividend yield and risk-free interest rates as of each measurement date. For our Monte Carlo model, we adjusted the assumptions to reflect changes in the stock price, historical and implied volatility, and risk free interest rates as of the relevant measurement date The value of outstanding performance-based awards in the covered fiscal year is based upon the probable outcome of the performance conditions as of the last day of the fiscal year.

36

Required Tabular Disclosure of Most Important Measures to Determine FY2022 CAP
The three measures listed below represent the most important metrics we used to determine CAP for FY2022 as further described in our Compensation Discussion and Analysis.
Most Important Performance Measures
Revenue After Engagement Marketing(1)(2)
Adjusted EBITDA(1)
Revenue
(1)	Revenue After Engagement Marketing and Adjusted EBITDA are non-GAAP financial performance metrics.
(2)
Revenue After Engagement Marketing is determined by taking consolidated revenue and adjusting for engagement marketing expenses included in sales and marketing expenses. Accordingly, stockholders should not rely on this metric as an indicator of financial performance.

Narrative to the Pay versus Performance Table
As noted above, we are required to provide the above tabular and below narrative disclosures in order to comply with Item 402(v) of Regulation S-K. To view the data that our Compensation Committee finds most valuable in designing and administering our executive compensation program, see our disclosures under the “Compensation Discussion and Analysis” section of this proxy statement, which describe in detail how our current pay practices reflect our pay philosophy.
The following provides a description of the relationship between the CAP for our PEO and the average CAP of our Non-PEO named executive officers and the performance measures disclosed in the above table.
Relationship between CAP, the Company’s Cumulative TSR, and its Peer Group’s Cumulative TSR for FY 2020-2022
The following graphic depicts the relationship of the CAP received by our PEO and other NEOs in 2020, 2021 and 2022 to the Company’s Cumulative TSR. It also compares the Company’s Cumulative TSR with its Peer Group’s Cumulative TSR.

CAP vs. Cumulative TSR 2020 - 2022
Compensation Actually Paid (CAP, $Mil)
$400.0
$300.0
$200.0
$100.0
$-
$(100.0)
$(200.0)
Indexed Total Shareholder Return
$130
$110
$90
$70
$50
$30
$10
$(10)
$(30)
$(50)
$(70)
$101
$123
$82
$88
$33
$2
2020
2021
2022
CAP to PEO
Avg. CAP to Other NEOs
Co. TSR
Peer TSR

37

Relationship between CAP and Company Net Loss over FY 2020-2022
The following graphic depicts the relationship of the CAP received by our PEO and other NEOs in 2020, 2021 and 2022 to the Company’s Net Loss.

CAP vs. Net Loss
$400.0
$300.0
$200.0
$100.0
$-
$(100.0)
$(200.0)
Compensation Actually Paid (CAP, $Mil)
$0
($50,000)
($100,000)
($150,000)
($200,000)
($250,000)
($300,000)
($350,000)
($400,000)
($450,000)
($500,000)
Net Loss ($Thousnads)
$(149,079)
$(187,925)
$(438,875)
2020
2021
2022
CAP to PEO
Avg. CAP to Non-PEO NEOs
Net Income

Relationship between CAP and Company Revenue After Engagement Marketing over FY 2020-2022
The following graphic depicts the relationship of the CAP received by our PEO and other NEOs in 2020, 2021 and 2022 to the Company’s Revenue After Engagement Marketing.(1)

CAP vs. Revenue After Engagement Marketing (RAEM)(1)
Compensation Actually Paid (CAP, $Mil)
$400.0
$300.0
$200.0
$100.0
$-
$(100.0)
$(200.0)
RAEM ($Mil)
$225
$175
$125
$75
$25
($25)
($75)
($125)
$126.9
$190.8
$152.3
2020
2021
2022
CAP to PEO
Avg. CAP to Non-PEO NEOs
RAEM

(1)
Revenue After Engagement Marketing is a non-GAAP financial performance metric determined by taking consolidated revenue and adjusting for engagement marketing expenses included in sales and marketing expenses. Accordingly, stockholders should not rely on this metric as an indicator of financial performance.

All information provided above under the “Pay Versus Performance Disclosures” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
38

Equity Compensation Plan Information
The following table sets forth certain information, as of December 31, 2022, concerning shares of our Class A Common Stock authorized for issuance under the Omnibus Plan, the ESPP and the Aarki, Inc. 2010 Stock Plan (the “Aarki Plan”). The Company assumed the Aarki Plan, and any outstanding unvested stock options granted under the Aarki Plan, in connection with its acquisition of Aarki, Inc. on July 16, 2021. The purposes of the Aarki Plan were to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of Aarki’s business. The Company does not intend to grant any additional awards under the Aarki Plan.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#)(2)
Equity compensation plans approved by stockholders(3)	63,569,422	$4.15	34,817,521
Equity compensation plans not approved by stockholders	—	—	—
Total	63,569,422	$4.15	34,817,521
(1)	Reflects the weighted average exercise price of outstanding stock options. Outstanding restricted stock units are not included as such awards do not have an exercise price.
(2)
Includes 27,315,729 shares available for issuance under the Omnibus Plan and 7,501,792 shares available for issuance under the ESPP, of which a maximum of approximately 820,205 shares (based on the individual offering period purchase limits pursuant to the ESPP) may be issued with respect to the purchase period in effect as of December 31, 2022 (which purchase period ends on June 10, 2023 and is ongoing as of the date of this proxy statement). Pursuant to the evergreen provision in the Omnibus Plan, the number of Class A shares available for issuance increases automatically on January 1 of each calendar year beginning in 2021 in an amount equal to the lesser of (i) 5% of the aggregate number of outstanding shares of our Class A Common Stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our Board. As of January 1, 2023, 21,127,523 shares of Class A Common Stock were added to the Omnibus Plan share reserve pursuant to the evergreen provision. Pursuant to the evergreen provision in the ESPP, the number of Class A shares available for issuance increases automatically on January 1 of each calendar year of the Company beginning in 2021 in an amount equal to 1% of the aggregate number of outstanding shares of our Class A Common Stock on the final day of the immediately preceding calendar year. As of January 1, 2023, an additional 3,538,334 shares of Class A Common Stock were added to the share reserve as pursuant to the evergreen provision.

(3)
Includes 13,462,860 outstanding stock options and 50,106,562 outstanding restricted stock units under the Omnibus Plan. Amounts reported do not include 2,783,002 outstanding options assumed under the Omnibus Plan as Substitute Awards in connection with the Business Combination. The Substitute Award Options have a weighted average exercise price of $0.18.

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The following table sets forth certain information, as of December 31, 2022, concerning shares of our Class B Common Stock authorized for issuance under the Omnibus Plan.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#)(2)
Equity compensation plans approved by stockholders(3)	9,960,000	$17.68	7,334,596
Equity compensation plans not approved by stockholders	—	—	—
Total	9,960,000	$17.68	7,334,596
(1)	Reflects the weighted average exercise price of outstanding stock options.
(2)
As of December 31, 2022, 7,334,596 shares of Class B Common Stock remained available for issuance under the Omnibus Plan. Pursuant to the evergreen provision in the Omnibus Plan, the number of Class B shares available for issuance increases automatically on January 1 of each calendar year beginning in 2021 in an amount equal to the lesser of (i) 5% of the aggregate number of outstanding shares of our Class B Common Stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our Board. Pursuant to the evergreen provision in the Omnibus Plan, as of January 1, 2023, 3,435,856 shares of Class B Common Stock were added to the share reserve.

(3)	Includes 9,960,000 outstanding stock options under the Omnibus Plan.
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AUDIT COMMITTEE REPORT
In connection with its function to oversee and monitor the Company’s financial reporting process, the Audit Committee has (1) reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2022; (2) discussed with Ernst & Young LLP (“EY”), the independent registered public accounting firm for the Company, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; (3) received the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and (4) has discussed with EY its independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Members of the Audit Committee
Alex Mandel (Chair)
Kevin Chessen
Henry Hoffman
Kent Wakeford
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FEES OF INDEPENDENT ACCOUNTANTS
The following table presents fees for professional services rendered by EY for the years ended December 31, 2022 and 2021 (in thousands):
	2022	2021
Audit Fees(1)	$ 3,925	$ 3,800
Audit-Related Fees(2)	—	—
Tax Fees(3)	45	25
All Other Fees(4)	—	2
Total:	$3,970	$3,827
(1)
“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of our consolidated financial statements, audit of our internal control over financial reporting and services that are normally provided by EY in connection with regulatory filings. The aggregate fees billed in 2021 also include fees related to audit services provided by EY in connection with an underwritten public offering of our Common Stock, our acquisition of Aarki, Inc. and the issuance of our senior secured notes.

(2)
“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)	“Tax Fees” consist of fees billed for professional services relating to domestic and international tax advisory services.
(4)
“All Other Fees” consist of fees billed for products and services provided by EY other than those disclosed above, which relate to subscription fees paid for access to online accounting research software applications.

Pre-Approval Policies and Procedures
The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee is also directly responsible for evaluating the independent registered public accounting firm, reviewing, and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee annually pre-approves services to be provided by EY and considers and is required to pre-approve the engagement of EY for the provision of other services during the year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate. All of the fees for audit, audit-related, tax and other services performed by EY in 2022 were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described in this paragraph.
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RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023
(PROPOSAL NO. 2)
Our Audit Committee has retained EY as our independent registered public accounting firm for the year ending December 31, 2023. A proposal will be presented at the Annual Meeting to ratify this retention. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of all of shares present in person or represented by proxy at the Annual Meeting. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage EY. Even if the retention of EY is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of EY will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE RETENTION OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.
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PROPOSAL TO AMEND THE COMPANY’S CHARTER TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION (PROPOSAL NO. 3)
The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain of their officers in limited circumstances. In light of this update, the Board has declared advisable and approved amendments to the Company’s Charter to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law (the “Officer Exculpation Amendment”). The Company’s Charter currently contains a provision eliminating the monetary liability for our directors for direct or derivative claims for breaches of the duty of care as permitted under Delaware law. The new Delaware legislation only permits, and the Officer Exculpation Amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the corporation) for breaches of the duty of care and, similar to the exculpation of our directors, would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The officers that would be covered by this provision would be our president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer who served at any time during the course of conduct alleged in the action or proceeding to be wrongful, and any other officer identified in our public filings with the SEC as one of our most highly compensated executive officers at any time during the course of conduct alleged in the action or proceeding to be wrongful. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf. The foregoing description of the Officer Exculpation Amendment is a summary and is subject to the full text of the Officer Exculpation Amendment which is attached to this proxy statement as Annex A.
The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, the Board believes that this proposal which would extend exculpation to officers, as specifically permitted by the Officer Exculpation Amendment, is fair and in the best interests of the Company and its stockholders to amend the Charter as described herein.
Accordingly, we ask that the Company’s stockholders approve an amendment to the Company’s Charter to amend and restate Article X, which shall read in its entirety as follows:
“A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”
If the Officer Exculpation Amendment is approved by our stockholders, it will become effective immediately upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware setting forth the Officer Exculpation Amendment, which we expect to file promptly after the Annual Meeting. If the Officer Exculpation Amendment is not approved by our stockholders, Article X of our Charter will remain unchanged.
This proposal requires the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares. Abstentions and broker non-votes will have the same effect as votes against the proposal.
Our Chief Executive Officer and Chairman of the Board, Mr. Paradise, beneficially owns 100% of the Company’s Class B Common Stock and controls a majority of the voting power of all outstanding capital stock. As a result, Mr. Paradise has the power to approve the proposal to amend the Company's Charter to reflect new Delaware law provisions regarding officer exculpation.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CHARTER TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.
44

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CHARTER TO GIVE THE BOARD DISCRETIONARY AUTHORITY TO EFFECT THE REVERSE STOCK SPLIT
(PROPOSAL NO. 4)
General
The Board has declared advisable and approved and is recommending that our stockholders approve the proposal to grant the Board discretionary authority, at any time prior to the one-year anniversary of the 2023 Annual Meeting, to amend the Company’s Charter to effect (a) a reverse stock split (the “Reverse Stock Split”) to reduce the number of shares of our outstanding Common Stock by combining shares of our Common Stock into a lesser number of shares of Common Stock by a ratio of not less than 1-for-10 and not more than 1-for-20 shares (the “Ratio Range”) and (b) a reduction in the number of authorized shares of Common Stock by a corresponding proportion (the “Authorized Share Reduction” and together with the Reverse Stock Split, the “Reverse Stock Split Proposal”). The form of amendment to our Charter (the “Reverse Stock Split Amendment”) is set forth in Annex B.
If this Reverse Stock Split Proposal is approved by our stockholders and effected, between every 10 to 20 shares of Class A and Class B Common Stock would be combined and reclassified into one share of Class A Common Stock or Class B Common Stock, as applicable. In addition, and without giving any effect to the payment of cash in lieu of fractional shares as described below, the number of authorized shares of stock would be proportionally reduced by the Reverse Stock Split ratio, resulting in a decrease (a) from 500,000,000 authorized shares of Class A Common Stock to between 25,000,000 to 50,000,000 of Class A Common Stock, and (b) from 125,000,000 authorized shares of Class B Common Stock to between 6,250,000 to 12,500,000 shares of Class B Common Stock.
If this Reverse Stock Split Proposal is approved by our stockholders, our Board will have the authority to decide, in its sole discretion, without further action by the stockholders, (i) whether to effect a Reverse Stock Split within twelve months of the 2023 Annual Meeting date, (ii) the specific timing of effectiveness of the Reverse Stock Split and (iii) the exact ratio of the Reverse Stock Split and Authorized Share Reduction within the Ratio Range (the “Final Ratio”). We would communicate to the public, prior to the effective date, additional details regarding the Reverse Stock Split, the Authorized Share Reduction and Reverse Stock Split Amendment, including the Final Ratio selected.
Even if our stockholders approve the Reverse Stock Split Proposal, we reserve the right not to effect the Reverse Stock Split and Authorized Share Reduction if our Board does not deem it to be in the best interests of the Company and our stockholders. Our Board believes that granting this discretion provides it with maximum flexibility to act in the best interests of our stockholders. Our Board’s decision as to whether and when to effect the Reverse Stock Split and Authorized Share Reduction will be based on a number of factors, including, but not limited to, prevailing market conditions, existing and expected trading prices for our Class A Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Class A Common Stock.
The Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it a plan by management to recommend such actions to our Board or our stockholders.
Our Common Stock
Pursuant to our Charter, shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined, or reclassified unless the shares of the other class is concurrently therewith proportionately subdivided, combined, or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the Record Date for such subdivision, combination, or reclassification, provided, however, that shares of one such class may be subdivided, combined, or reclassified in a different or disproportionate manner if such subdivision, combination, or reclassification is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.
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As of the Record Date,     shares of our Class A Common Stock were issued and outstanding and     shares of our Class B Common Stock were issued and outstanding. Based on such number of shares of our Class A and Class B Common Stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Final Ratio selected by our Board, issued and outstanding shares of stock as illustrated in the tables under the captions – “Effects of the Reverse Stock Split – Effect on Shares of Class A Common Stock” and “Effects of the Reverse Stock Split – Effect on Shares of Class B Common Stock.”
All holders of Class A and Class B Common Stock will be affected proportionately by the Reverse Stock Split.
Reasons for the Reverse Stock Split
Our Board has determined that it is in the best interests of Skillz and its stockholders to give the Board the authority to effect the Reverse Stock Split, in order to reduce the number of shares of Common Stock outstanding. Our Board approved the Reverse Stock Split Amendment of our Class A Common Stock and Class B Common Stock with the primary intent of increasing the per share trading price of our Class A Common Stock in order to adhere to the NYSE’s price criteria for continued listing on the exchange. Our Class A Common Stock is publicly traded and listed on the NYSE under the symbol “SKLZ.” Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in Skillz’s and our stockholders’ best interests.
As of December 16, 2022, Skillz’s Class A Common Stock had been trading on the NYSE below $1.00 per share for a consecutive 30-day trading period. Under current NYSE continued listing standards, if a public company’s common stock trades at less than $1.00 per share for a consecutive 30-day trading period, that common stock will be removed from the exchange unless remediated within a six-month period. Skillz does not wish to get to the point of being removed from the NYSE and is taking proactive measures to prevent that from happening. In addition to bringing the per share trading price of our Class A Common Stock back above $1.00, we also believe that the Reverse Stock Split will make our Class A Common Stock more attractive to a broader range of institutional and other investors. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.
Reducing the number of outstanding shares of our Class A Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Class A Common Stock. However, other factors, such as our financial results, market conditions, and the market perception of our business may adversely affect the per share trading price of our Class A Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of Class A Common Stock will increase following the Reverse Stock Split or that the per share trading price of our total Class A Common Stock will not decrease in the future.
Criteria to be Used for Determining Whether to Implement Reverse Stock Split
In determining whether to implement the Reverse Stock Split and which ratio in the Ratio Range to implement, if any, following receipt of stockholder approval of the Reverse Stock Split Amendment, the Board may consider, among other things, various factors, such as:
•	the historical trading price and trading volume of our Class A Common Stock;
•	the NYSE Continued Listing Standards requirements;
•
the then-prevailing trading price and trading volume of our Class A Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Class A Common Stock in the short- and long-term; and

•	prevailing general market and economic conditions.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split, if implemented, will increase our stock price. We expect that the Reverse Stock Split, if implemented, will increase the per share trading price of our Class A Common Stock. However, the effect of the Reverse Stock Split on the per share trading price of our Class A Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly because some investors may view a reverse stock split negatively. It is possible that the per share trading price of our Class A Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Class A Common Stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who
46

do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Class A Common Stock to certain potential investors, we cannot assure you that, if implemented, our Class A Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our Class A Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our Class A Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.
The proposed Reverse Stock Split, if implemented, may decrease the liquidity of our Class A Common Stock and result in higher transaction costs. The liquidity of our Class A Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Class A Common Stock as described above.
Effective Time
The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by Skillz, will be upon the filing of a certificate of amendment setting the Reverse Stock Split Amendment with the chosen split ratio with the Delaware Secretary of State or the later time set forth in such certificate of amendment. The exact timing of the determination of the chosen ratio and the filing of the Reverse Stock Split Amendment with the chosen ratio will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.
If at any time prior to the filing of the Reverse Stock Split Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by our stockholders, the Board, in its sole discretion, determines that it is in Skillz’s best interests and the best interests of Skillz’s stockholders to delay the filing of the Reverse Stock Split Amendment or abandon the Reverse Stock Split Proposal, the Reverse Stock Split Proposal may be delayed or abandoned.
Fractional Shares
Stockholders will not receive fractional shares of Class A Common Stock nor Class B Common Stock in connection with the Reverse Stock Split. Instead, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of our Class A Common Stock on the NYSE on the date on which the Effective Time of the Reverse Stock Split occurs. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.
Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.
If you believe that you may not hold sufficient shares of Class A Common Stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Class A Common Stock after the Reverse Stock Split, you may do so by either:
•	purchasing a sufficient number of shares of Class A Common Stock; or
•	if you have shares of Class A Common Stock in more than one account, consolidating your accounts;
in each case, so that you hold a number of shares of our Class A Common Stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of Class A Common Stock in the Reverse Stock Split. Shares of our Class A Common Stock and Class B Common Stock held in registered form and shares of our Class A Common Stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.
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Effects of the Reverse Stock Split
General
After the Effective Time of the Reverse Stock Split, if implemented by the Board, each Class A stockholder will own a reduced number of shares of Class A Common Stock and each Class B stockholder will own a reduced number of shares of Class B Common Stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our Class A Common Stock and Class B Common Stock based on the Final Ratio selected by our Board.
Voting rights and other rights of the holders of our Class A Common Stock and Class B Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our Class A Common Stock or Class B Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Class A Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.
After the Reverse Stock Split becomes effective, the Class A Common Stock will still be held of record in more than 230 accounts, and the Company will continue to be subject to the reporting, proxy solicitation, and other rules under the Exchange Act. Because both the Class A Common Stock and Class B Common Stock will be involved in the Reverse Stock Split, the relative ownership of the Company between the two classes of stock will not be affected. Please see below under the heading “Authorized Shares of Common Stock – Effect on Class A Common Stock of Authorized Share Reduction” for an illustrative example of the Reverse Stock Split and Authorized Share Reduction.
Class B Common Stock
Our Chief Executive Officer, Andrew Paradise, is the sole owner of all outstanding shares of Class B Common Stock. Our Class B Common Stock is not publicly traded or listed on an exchange. Where not explicitly explained below, and when applicable, the Class B Common Stock will receive the same treatment as the Class A Common Stock in the Reverse Stock Split.
Authorized Shares of Common Stock
If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected by the Board, subject to adjustments for any fractional shares, the number of authorized shares of Common Stock would be proportionally reduced by the Final Ratio resulting in a decrease (a) from 500,000,000 authorized shares of Class A Common Stock to between 25,000,000 to 50,000,000 shares of Class A Common Stock, and (b) from 125,000,000 authorized shares of Class B Common Stock to between 6,250,000 to 12,500,000 shares of Class B Common Stock. See below for an illustrative example of the effect on our Class A Common Stock of the Authorized Share Reduction.
Effect on Class A Common Stock of Authorized Share Reduction
The following table contains approximate information, based on share information as of March 31, 2023, relating to our outstanding Class A Common Stock based on various example ratios from the Ratio Range and information regarding our authorized shares assuming that the Reverse Stock Split and Authorized Share Reduction is approved and implemented:
Status	Number of Shares of Class A Common Stock Authorized	Number of Shares of Class A Common Stock Issued and Outstanding	Number of Shares of Class A Common Stock Reserved for Future Issuance	Number of Shares of Class A Common Stock Authorized but Not Outstanding as Reserved
Pre-Reverse Stock Split	500,000,000	353,846,652	64,968,962	81,184,386
Post-Reverse Stock Split 1:10	50,000,000	35,384,665	6,496,896	8,118,438
Post-Reverse Stock Split 1:15	33,333,333	23,589,776	4,331,264	5,412,292
Post-Reverse Stock Split 1:20	25,000,000	17,692,332	3,248,448	4,059,219
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Number of Class A Common Stock Shares	Number of Holders	Percentage of Class (%)
0-24	5	2.1
25-49	6	2.5
50-99	12	5.0
100-199	24	10.1
Over 200	191	80.3
Total	238	100
Effect on Par Value
The Reverse Stock Split Amendment to our Charter will not affect the par value of our Class A Common Stock or Class B Common Stock, which will each remain at $0.0001, respectfully.
CUSIPS
After the Effective Time of the Reverse Stock Split, our Class A Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our Class A Common Stock.
Regulatory Effects
Our Class A Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Class A Common Stock under the Exchange Act or the listing of our Class A Common Stock on the NYSE. Following the Reverse Stock Split, our Class A Common Stock will continue to be listed on the NYSE under the symbol “SKLZ,” although it will be considered a new listing with a new CUSIP number.
Reduction In Stated Capital
As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our Class A Common Stock, which consists of the par value per share of our Class A Common Stock multiplied by the aggregate number of shares of our Class A Common Stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The same will be true of our Class B Common Stock. Our stockholders’ equity, in the aggregate, will remain unchanged.
Effect on Skillz’s Stock Plans
If the Reverse Stock Split is effected, the number of shares available for issuance under the Omnibus Plan and the ESPP, and the exercise price, grant price or purchase price relating to any outstanding awards, are expected to be proportionately adjusted to reflect the Reverse Stock Split. The Compensation Committee will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Stock Plans. In addition, the Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to the Omnibus Plan and the ESPP.
As of the Record Date, we had approximately   shares subject to stock options,   shares of unvested restricted stock and   shares subject to unvested RSUs (including PSUs) outstanding under the Omnibus Plan.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record
If you hold registered shares of our Class A Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our Class A Common Stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our Class A Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the
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number of shares of our Class A Common Stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of Class A Common Stock for which you received a cash payment.
At the Effective Time, we intend to treat stockholders holding shares of our Class A Common Stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our Class A Common Stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Class A Common Stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Class A Common Stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.
Vote Required
Under Delaware law, approval of the Reverse Stock Split Amendment to the Company’s Charter to effect the Reverse Stock Split requires the affirmative vote of the holders of a majority in voting power of the issued and outstanding shares of Class A Common and Class B Common Stock, voting together as a single class. Abstentions and broker non-votes (if any) will have the effect of a vote against the proposal. Absent specific instructions, brokers are permitted to exercise voting discretion with respect to such proposal.
Our Chief Executive Officer and Chairman of the Board, Mr. Paradise, beneficially owns 100% of the Company’s Class B Common Stock and controls a majority of the voting power of all outstanding capital stock. As a result, Mr. Paradise has the power to approve the amendment to the Company's Charter to give the Board discretionary authority to effect a Reverse Stock Split.
No Appraisal or Dissenters’ Rights
Under Delaware General Corporation Law (the “DGCL”), our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal and we will not independently provide our stockholders with any such rights.
Interests of Directors and Executive Officers
Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our Common Stock. However, we do not believe that our officers or directors have interests in this proposal that are different than or greater than those of any of our other stockholders.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our Class A Common Stock and Class B Common Stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.
This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our Class A or Class B Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our Class A or Class B Common Stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A or Class B Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.
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We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.
EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our Class A or Class B Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our Class A Common Stock and/or Class B Common Stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our Class A Common Stock and/or Class B Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our Class A Common Stock and/or Class B Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Class A Common Stock and/or Class B Common Stock), and such U.S. Holder’s holding period in the shares of our Class A Common Stock and/or Class B Common Stock received should include the holding period in the shares of our Class A Common Stock and/or Class B Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Class A Common Stock and/or Class B Common Stock surrendered to the shares of our Class A Common Stock and/or Class B Common Stock received pursuant to the Reverse Stock Split. Holders of shares of our Class A Common Stock and/or Class B Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share of our Class A Common Stock and/or Class B Common Stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our Class A Common Stock and/or Class B Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our total Common Stock surrendered exceeded one year at the Effective Time.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CHARTER TO GIVE THE BOARD DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT.
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QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING
Why did you send me this Proxy Statement?
We sent you this proxy statement because the Board is soliciting your proxy to vote at the Annual Meeting to be held on June 20, 2023, at 10:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/SKLZ2023 and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.
Who can vote at the Annual Meeting?
Only stockholders as of the Record Date are entitled to vote at the Annual Meeting. The Record Date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 21, 2023. On the Record Date, there were     shares of Class A Common Stock and     shares of Class B Common Stock outstanding. Our Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Each share of Class A Common Stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to 20 votes on each proposal. Our Class A Common Stock and Class B Common Stock are collectively referred to in this proxy statement as our “Common Stock.” We do not have cumulative voting rights for the election of directors.
How many shares must be present to conduct the Annual Meeting?
We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when the holders of a majority in voting power of shares of Common Stock of the Company issued and outstanding and entitled to vote at the meeting is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.
What matters are to be voted on at the Annual Meeting?
The agenda for the Annual Meeting is to:
1.	Elect seven director nominees named in this proxy statement to serve on the Board;
2.	Ratify the retention of EY as our independent registered public accounting firm for 2023;
3.	Amend the Company’s Charter to reflect new Delaware law provisions regarding officer exculpation;
4.	Amend the Company’s Charter to effect the Reverse Stock Split; and
5.	Conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.
As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
How does the Board recommend that I vote?
The Board recommends that you vote:
1.	FOR the election of each of our director nominees named in this proxy statement;
2.	FOR the ratification of the retention of EY as our independent registered public accounting firm for 2023;
3.	FOR the amendment to the Company’s Charter to reflect new Delaware law provisions regarding officer exculpation; and
4.	FOR the amendment to the Company’s Charter to effect the Reverse Stock Split.
How do I vote at the Annual Meeting?
Stockholders of record, who hold shares registered in their names, can vote by:

Internet www.proxyvote.com	Calling 1-800-690-6903 Toll-free from the U.S. or Canada	Mail Return the signed proxy card
Telephone and internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 8.59 p.m. Pacific Time (11:59 p.m. Eastern Time) on June 19, 2023.
Stockholders of record and beneficial stockholders (following the directions below) may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number included in the Notice, Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number.
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Beneficial owners, who own shares through a bank, brokerage firm, or other nominee, can submit your voting instructions by returning the voting instruction form, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker, or other nominee. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
Even if you plan to participate in our Annual Meeting via virtual web conference, please cast your vote as soon as possible.
Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement and FOR proposals 2-4.
As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
During the Annual Meeting, a list of stockholders entitled to vote will be available for examination at www.virtualshareholdermeeting.com/SKLZ2023. The list will also be available for 10 days prior to the Annual Meeting at our principal executive office at the address listed above on the cover page of this proxy statement.
What does it mean if I receive more than one Notice?
You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).
May I change my vote?
Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your voting instructions, if you are a stockholder of record, you may submit another later dated proxy by telephone, Internet or mail or by voting your shares electronically on the virtual meeting platform at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your voting instructions by submitting new voting instructions to your bank, broker, trustee or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting electronically on the virtual meeting platform.
What vote is required to elect directors and approve the other matters described in this Proxy Statement?
Because this is an uncontested election, the director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal No. 1). Abstentions and broker non-votes will have no effect on the outcome of the election of directors. In an uncontested election, our Bylaws provide that any incumbent director that fails to receive a majority of votes cast shall immediately tender his or her resignation. Our Board, in a process managed by the Nominating Committee and following a recommendation by that committee, must decide whether or not to accept the tendered resignation.
For the ratification and retention of EY as our independent registered public accounting firm (Proposal No. 2), a majority of the votes cast by the holders of the shares of stock present or represented by proxy at the meeting and voting affirmatively or negatively on such matter will be required for approval. Abstentions and broker non-votes will have no effect on the outcome of the proposal. Absent specific instructions on Proposal No. 2, brokers are permitted to exercise voting discretion with respect to such proposal.
For the approval an amendment to the Company’s Charter to reflect new Delaware officer exculpation provisions (Proposal No. 3), the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares will be required. Accordingly, abstentions and broker non-votes (if any) will have the same effect as votes against the proposal.
For the approval of the amendment to the Company’s Charter to give the Board discretionary authority to effect the Reverse Stock Split (Proposal No. 4), the proposal must receive the affirmative vote of the holders of a majority in voting power of the issued and outstanding shares of Class A Common and Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will have the same effect as votes against the proposal. Absent specific instructions on Proposal No. 4, brokers are permitted to exercise voting discretion with respect to such proposal.
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For additional information about broker non-votes see “How do I vote if my bank or broker holds my shares in ‘street name’?”
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.
How do I vote if my bank or broker holds my shares in “street name”?
If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 and 4) but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposals No. 1 and 3). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 2 or Proposal No. 4, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to Proposals No. 1 or 3, your shares will not be voted on such proposal. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.
How will the votes be counted at the Annual Meeting?
The votes will be counted by the inspector of election appointed for the Annual Meeting.
How will the Company announce the voting results?
The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.
Who pays for the Company’s solicitation of proxies?
The Board is soliciting your proxy to vote your shares of Common Stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.
What is “householding” and how does it work?
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to Skillz Inc., P.O. Box 445, San Francisco, California 94104, Attention: Investor Relations.
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How do I participate in the Annual Meeting?
We are hosting the Annual Meeting through a virtual web conference. You will not be able to attend the meeting in person. You will be able to attend the virtual annual meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/SKLZ2023 and entering your 16-digit control number included in your Notice, on your proxy card, or on any additional voting instructions accompanying these proxy materials. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. Online check-in will be available beginning at 9:30 a.m. Pacific Time. Please allow ample time for the online check-in process. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.
As part of the Annual Meeting, we will hold a question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/SKLZ2023. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
Are there rules of conduct for the Annual Meeting?
Yes, the rules of conduct for the Annual Meeting will be available by visiting www.virtualshareholdermeeting.com/SKLZ2023. The rules of conduct will provide information regarding the rules and procedures for participating in the Annual Meeting.
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STOCKHOLDER PROPOSALS FOR 2024
ANNUAL MEETING OF STOCKHOLDERS
Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2024 which will be included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than     and must otherwise comply with the requirements of Section 14a-8. Stockholders who intend to present proposals or nomination at the annual meeting of stockholders in 2024 other than pursuant to Rule 14a-8 (which will not be included in our proxy statement) must comply with the notice provisions in our Bylaws and the requirements under newly enacted Rule 14a-19. Under these requirements, the notice required under our Bylaws must be submitted between     and    . Stockholder proposals should be addressed to Skillz Inc., P.O. Box 445, San Francisco, California 94104, Attention: Charlotte Edelman, General Counsel and Corporate Secretary.
OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.
Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which we filed with the SEC, including Skillz’ consolidated financial statements. If the person requesting the report was not a stockholder of record on April 21, 2023, the request must contain a good faith representation that he or she was a beneficial owner of our Common Stock at the close of business on that date. Requests should be addressed to Skillz Inc., P.O. Box 445, San Francisco, California 94104, Attention: Charlotte Edelman, General Counsel and Corporate Secretary.
YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY MAIL.
By Order of the Board of Directors,

Charlotte Edelman General Counsel and Corporate Secretary
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ANNEX A
PROPOSED FORM OF CERTIFICATE OF AMENDMENT TO THE
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
SKILLZ INC.
Pursuant to the General Corporation Law of the
State of Delaware
[•], 2023
Skillz Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1. The name of the Corporation is “Skillz Inc.” The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 15, 2020 under the name Flying Eagle Acquisition Corp. The First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 10, 2020, the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 5, 2020, the Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 16, 2020 and the Certificate of Correction filed with the Secretary of State of the State of Delaware on April 6, 2023 (collectively, the “Amended and Restated Certificate”).
2. That the Board of Directors of the Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the existing Amended and Restated Certificate, in the form set forth below (the “Amendment”), declaring the Amendment to be advisable and calling for consideration of said Amendment by the stockholders of the Corporation.
3. The text of Article X of the Amended and Restated Certificate is hereby amended and restated to read in full as follows:
Limitation of Director and Officer Liability. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
4. That the requisite stockholders of the Corporation have duly approved said Amendment in accordance with the Amended and Restated Certificate and Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, Skillz Inc. has caused this Amendment to the Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.
Skillz Inc.

By:
Name: Andrew Paradise
Title: Chief Executive Officer
57

ANNEX B
PROPOSED FORM OF CERTIFICATE OF AMENDMENT TO
THE THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
SKILLZ INC.
Pursuant to the General Corporation Law
of the State of Delaware
[•], 2023
1. The name of the Corporation is “Skillz Inc.” The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 15, 2020 under the name Flying Eagle Acquisition Corp. The First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 10, 2020, the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 5, 2020, the Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 16, 2020 and the Certificate of Correction filed with the Secretary of State of the State of Delaware on April 6, 2023 (collectively, the “Amended and Restated Certificate”).
2. That the Board of Directors of the Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the existing Amended and Restated Certificate, in the form set forth below (the “Amendment”), declaring the Amendment to be advisable and calling for consideration of said Amendment by the stockholders of the Corporation.
3. The text of Article IV of the Amended and Restated Certificate is hereby amended and restated to read in full as follows:
Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [•] shares of Common Stock, par value $0.0001 per share (“Common Stock”), including (i) [•] shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and (ii) [•] shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”). The number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding and (ii) with respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 8 of Part A of this Article IV) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.
The following is a statement of the designations and the powers, preferences, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.
Effective as of the effectiveness of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Reverse Stock Split Effective Time”), a one-for-[•] reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which (i) each [•] shares of Class A Common Stock issued and outstanding (and held in treasury) immediately prior to the Reverse Stock Split Effective Time shall be automatically reclassified and combined into one validly issued, fully-paid and non-assessable share of Class A Common Stock and shall represent one share of Class A Common Stock from and after the Reverse Stock Split Effective Time and (ii) each [•] shares of Class B Common Stock issued and outstanding (and held in treasury) immediately prior to the Reverse Stock Split Effective Time shall be automatically reclassified and combined into one validly issued, fully-paid and non-assessable share of Class B Common Stock and shall represent one share of Class B Common Stock from and after the Reverse Stock Split Effective Time, in each
58

case, as authorized by this Article IV without any action by the Corporation or the holder thereof upon the Reverse Stock Split Effective Time(such reclassification and combination of shares as described in clauses (i) and (ii), the “Reverse Stock Split”). Notwithstanding the prior sentence, no fractional shares shall be issued at the Reverse Stock Split Effective Time as a result of the Reverse Stock Split and, in lieu thereof, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares in an amount equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of our Common Stock on the NYSE on the date on which the Effective Time of the Reverse Stock Split occurs. Each stock certificate that, immediately prior to the Reverse Stock Split Effective Time, represented shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall, from and after the Reverse Stock Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of Class A Common Stock or Class B Common Stock, as applicable, after the Reverse Stock Split Effective Time into which the shares of Class A Common Stock or Class B Common Stock, as applicable, formerly represented by such certificate shall have been reclassified in the Reverse Stock Split, provided, however, that each person of record holding a certificate that represented shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Class A Common Stock or Class B Common Stock, as applicable, after the Reverse Stock Split Effective Time into which the shares of Class A Common Stock or Class B Common Stock, as applicable, formerly represented by such certificate shall have been reclassified in the Reverse Stock Split.
4. That the requisite stockholders of the Corporation have duly approved said Amendment in accordance with the Amended and Restated Certificate and Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, Skillz Inc. has caused this Amendment to the Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.
Skillz Inc.

By:
Name: Andrew Paradise
Title: Chief Executive Officer
59

SKILLZ INC.
P.O. BOX 445
SAN FRANCISCO, CA 94104

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time (8:59 P.M. Pacific Time) on June 19, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SKLZ2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time (8:59 P.M. Pacific Time) on June 19, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by phone or Internet, please do not mail back this Proxy Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03134-P85684 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SKILLZ INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Andrew Paradise	☐	☐	☐
1b. Casey Chafkin	☐	☐	☐
1c. Kevin Chessen	☐	☐	☐
1d. Henry Hoffman	☐	☐	☐
1e. Alex Mandel	☐	☐	☐
1f. Seth Schorr	☐	☐	☐
1g. Kent Wakeford	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting and Annual Report are available at www.proxyvote.com.

V03135-P85684

SKILLZ INC.
Annual Meeting of Stockholders
June 20, 2023 at 10:00 AM Pacific Time (1:00 PM Eastern Time)
This proxy is solicited on behalf of the Board of Directors of Skillz Inc.

The stockholder(s) hereby appoint(s) Andrew Paradise, Casey Chafkin and Jason Roswig, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SKILLZ INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on June 20, 2023, via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/SKLZ2023 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side